UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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PATRIOT COAL CORPORATION

(Name of Registrant as Specified In Its Charter)
[COMPANY NAME]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Patriot Coal Corporation (the “Company”), which will be held on Tuesday, May 12, 2009, at 10:00 A.M., Central Time, at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132.

During this meeting, stockholders will vote on the following items:

1. Election of three Class II Directors for three-year terms;

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3. Approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”);

4. Approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan for purposes of Section 162(m); and

5. To transact such other business, if any, as lawfully may be brought before the meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on the Company’s operations and responding to stockholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholders.questions@patriotcoal.com.

Your participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return the enclosed proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Patriot Coal. We look forward to seeing you on May 12.

Very truly yours,
Richard M. Whiting
Chief Executive Officer

PATRIOT COAL CORPORATION
12312 Olive Boulevard
Saint Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Patriot Coal Corporation (the “Company”) will hold its Annual Meeting of Stockholders at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132 on Tuesday, May 12, 2009, at 10:00 A.M., Central Time, to:

•	Elect three Class II Directors for three-year terms;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	Approve the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan for purposes of Section 162(m);

•	Approve the Patriot Coal Corporation Management Annual Incentive Compensation Plan for purposes of Section 162(m); and

•	To transact such other business, if any, as lawfully may be brought before the meeting.

The Board of Directors has fixed March 20, 2009 as the record date for determining stockholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 78,157,518 shares of Common Stock outstanding.

If you own shares of the Company’s Common Stock as of March 20, 2009, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. Stockholders of record also may submit their proxies electronically or by telephone as follows:

•	By visiting the website at www.voteproxy.com and following the voting instructions provided; or

•	By calling 1-800-PROXIES on a touch-tone telephone and following the recorded instructions.

An admittance card or other proof of ownership is required to attend the Annual Meeting. Please retain the top portion of your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask them for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign the enclosed proxy card and return it in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

Joseph W. Bean
Senior Vice President – Law & Administration,
General Counsel and Corporate Secretary

IMPORTANT NOTICE OF INTERNET AVAILABILITY
THIS PROXY STATEMENT FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2009,
ALONG WITH OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008,
ARE AVAILABLE FREE OF CHARGE AT
HTTP://WWW.AMSTOCK.COM/PROXYSERVICES/VIEWMATERIALS.ASP.

PATRIOT COAL CORPORATION
PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	The Board of Directors is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders because you are a stockholder of Patriot Coal Corporation as of March 20, 2009, the record date. As of the record date, there were 78,157,518 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and proxy card were first mailed to stockholders on or about April 1, 2009.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

• Election of B. R. Brown, John F. Erhard and John E. Lushefski as Class II Directors;

• Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

• Approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan for purposes of Section 162(m);

• Approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan for purposes of Section 162(m); and

• Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR each of the director nominees (Item 1);

• FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Item 2);

• FOR approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan for purposes of Section 162(m) (Item 3); and

• FOR approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan for purposes of Section 162(m) (Item 4).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean to vote on such matters in their discretion.

Q:	How do I vote?

A:	If you are a stockholder of record or hold stock through the Patriot Coal Corporation 401(k) Retirement Plan, you may vote using any of the following methods:

• Via the Internet, by visiting the website www.voteproxy.com and following the instructions for Internet voting on your proxy card;

• From the United States, Canada or Puerto Rico, by dialing 1-800-PROXIES and following the instructions for telephone voting on your proxy card;

• By completing and mailing your proxy/voting instruction card; or

• By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the stockholders of record of all shares, other than those held in the Patriot Coal Corporation 401(k) Retirement Plan, close at 10:59 P.M. Central Time on May 11, 2009. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm your instructions have been properly recorded.

If you hold shares of the Company’s Common Stock in the Patriot Coal Corporation 401(k) Retirement Plan, you will receive a single proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 3:00 P.M. Central Time on May 7, 2009, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Patriot Coal Corporation 401(k) Retirement Plan will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by completing and returning the proxy/voting instruction card, by using the toll-free telephone number or by indicating their instructions over the Internet. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which the trustee receives voting instructions.

If you return your signed proxy card or vote by Internet or telephone, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted “For” the nominees for director, “For” ratification of the appointment of Ernst & Young LLP, “For” the approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and “For” the approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker or nominee allows, submit voting instructions by Internet or telephone. If you provide specific voting instructions by mail, telephone or Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

• Submitting a valid, later-dated proxy;

• Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May 11, 2009;

• Notifying the Company’s Corporate Secretary in writing that you have revoked your proxy; or

• Completing a written ballot at the Annual Meeting

You can revoke your voting instructions with respect to shares held in the Patriot Coal Corporation 401(k) Retirement Plan at any time prior to 3:00 P.M. Central Time on May 7, 2009 by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Vanguard.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to the Company’s directors, officers or employees, except in limited circumstances, including:

• When disclosure is required by law;

• During any contested solicitation of proxies; or

• When written comments by a stockholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, your broker may vote your shares at its discretion on routine matters such as the election of directors (Item 1), ratification of the independent registered public accounting firm (Item 2) or approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan (Item 4). On non-routine matters, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Item 3) is considered a non-routine matter.

Q:	How will my Company stock in the Patriot Coal Corporation 401(k) Retirement Plan be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you send in a completed proxy/voting instruction card or vote by telephone or the Internet before 3:00 P.M. Central Time on May 7, 2009. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which the trustee receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, the three nominees receiving the highest number of “For” votes will be elected. Abstentions and proxies marked “Withhold” will have no effect on the election of directors, except, if a nominee in an uncontested election receives more “Withhold” than “For” votes, the nominee must tender his resignation in accordance with our Director Election Procedures. The Board will then determine whether to accept or reject the resignation based on all factors affecting the nominee’s qualifications and contributions to the Company. Our Director Election Procedures can be accessed on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” Information on our website is not considered part of this Proxy Statement.

All other proposals require approval by a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will count as votes against such proposals and broker non-votes will have no effect on the outcome of the vote.

Q:	What does it mean if I receive more than one proxy card?

A:	It means your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who can attend the Annual Meeting?

A:	All Patriot Coal Corporation stockholders as of March 20, 2009 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a stockholder of record or a participant in the Patriot Coal Corporation 401(k) Retirement Plan, your admission card is attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement, reflecting your beneficial ownership on the record date, with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on Securities and Exchange Commission (“SEC”) Form 10-Q for the quarterly period ended June 30, 2009.

ELECTION OF DIRECTORS (ITEM 1)

In accordance with the terms of the Company’s certificate of incorporation, the Board of Directors is divided into three classes, with each class serving a staggered three-year term. At this year’s Annual Meeting, the terms of current Class II Directors will expire. The terms of Class III Directors and Class I Directors will expire at the Annual Meetings to be held in 2010 and 2011, respectively.

The Board of Directors has nominated B. R. Brown, John F. Erhard and John E. Lushefski for election as Class II Directors with terms expiring in 2012. Each of the nominees is currently serving as a director of the Company. All nominees have consented to serve for the new term. Should any one or more of the nominees become unavailable for election, your proxy authorizes us to vote for such other persons, if any, as the Board of Directors may recommend.

The Board of Directors recommends that you vote “For” each of the Class II director nominees named below.

Class II Director Nominees — Terms Expiring in 2012

B. R. BROWN, age 76, has been a director of the Company since October 2007. Mr. Brown is the retired Chairman, President and Chief Executive Officer of CONSOL Energy, Inc., a domestic coal and gas producer and energy services provider. He served as Chairman, President and Chief Executive Officer of CONSOL and predecessor companies from 1978 to 1998. He also served as a Senior Vice President of E.I. du Pont de Nemours & Co., CONSOL’s controlling stockholder, from 1981 to 1991. Before joining CONSOL, Mr. Brown was a Senior Vice President at Conoco. From 1990 to 1995, he also was President and Chief Executive Officer of Remington Arms Company, Inc.

Mr. Brown has a degree in Economics from the University of Arkansas. Mr. Brown has previously served as Director and Chairman of the Bituminous Coal Operators’ Association Negotiating Committee, Chairman of the National Mining Association, and Chairman of the Coal Industry Advisory Board of the International Energy Agency. Mr. Brown was a director of Peabody Energy Corporation from December 2003 until October 2007, when he resigned to join Patriot’s Board of Directors. He is also a director of Delta Trust & Bank and Remington Arms Company, Inc. and its parent, Frontiers Company.

JOHN F. ERHARD, age 34, is a principal of ArcLight Capital Holdings, LLC, a private equity firm specializing in energy investments, with whom he has held several positions since joining in 2001. Prior to joining ArcLight, he was an Associate at Blue Chip Venture Company, a venture capital firm focused on the information technology sector. Mr. Erhard began his career at Schroders, where he focused on mergers and acquisitions. Mr. Erhard serves on the Board pursuant to a voting agreement executed at the time of the merger between certain stockholders of Magnum Coal Company (“Magnum”) and the Company.

Mr. Erhard has a Bachelor of Arts in Economics from Princeton University and a Juris Doctor from Harvard Law School. Mr. Erhard is an officer in several privately held companies in which affiliates of ArcLight Capital Holdings have an interest. He is a director of Mainline Management LLC, the general partner of Buckeye GP Holdings L.P. (NYSE: BGH) and of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (NYSE: BPL), a publicly-traded limited partnership that owns and operates independent U.S. refined petroleum products and pipeline systems.

JOHN E. LUSHEFSKI, age 53, has been a director of the Company since October 2007. Mr. Lushefski has been a senior consultant providing strategic, business development and financial advice to public and private companies since July 2005. He has substantial coal industry experience and a global background in treasury, tax, accounting, strategic planning, information technology, human resources, investor relations and business development. From December 2004 until July 2005, Mr. Lushefski was engaged in the development of his current consulting business. From 1996 until December 2004, he served as Chief Financial Officer of Millennium Chemicals Inc., a NYSE-listed international chemicals manufacturer that was spun off from Hanson PLC. He also served as Senior Vice President & Chief Financial Officer of Hanson Industries Inc. from 1995 to 1996, and as Vice President & Chief Financial Officer of Peabody Holding Company, Inc. from 1991 to 1995. Prior to joining Hanson in 1985, he was an Audit Manager with Price Waterhouse LLP, New York.

Mr. Lushefski is a certified public accountant with a B.S. in Business Management/Accounting from Pennsylvania State University. He also has served as a director of Suburban Propane, LP (1996-1999) and Smith Corona Corporation (1995-1996).

Class III Directors — Terms Expiring in 2010

RICHARD M. WHITING, age 54, has been a director of the Company since October 2007. Effective October 31, 2007, the Company was spun-off from Peabody Energy Corporation (“Peabody”) and became a separate, publicly-traded company (the “spin-off”). Mr. Whiting assumed the position of President & Chief Executive Officer in October 2007 and upon the consummation of the acquisition of Magnum, took the title of Chief Executive Officer.

Mr. Whiting joined Peabody’s predecessor company in 1976 and held a number of operations, sales and engineering positions both at the corporate offices and at field locations. Prior to the spin-off, Mr. Whiting was Peabody’s Executive Vice President & Chief Marketing Officer from May 2006 to October 2007, with responsibility for all marketing, sales and coal trading operations, as well as Peabody’s joint venture relationships. He previously served as President & Chief Operating Officer and as a director of Peabody from 1998 to 2002. He also served as Executive Vice President – Sales, Marketing & Trading from 2002 to 2006, and as President of Peabody COALSALES Company from 1992 to 1998.

Mr. Whiting is the former Chairman of National Mining Association’s Safety and Health Committee, the former Chairman of the Bituminous Coal Operators’ Association, and a past board member of the National Coal Council. He currently serves on the Board of Directors of the National Mining Association and the Society of Mining Engineers Foundation.

Mr. Whiting holds a Bachelor of Science degree in Mining Engineering from West Virginia University.

IRL F. ENGELHARDT, age 62, has been a director of the Company since October 2007. Mr Engelhardt has served as Chairman of the Board of Directors and Executive Advisor of the Company since the spin-off. Prior to the spin-off, Mr. Engelhardt served as Chairman and a Director of Peabody from 1998 until October 2007. Mr. Engelhardt also served as Chief Executive Officer of Peabody from 1998 to December 2005 and as Chief Executive Officer of a predecessor of Peabody from 1990 to 1998. He also served as Chairman of a predecessor of Peabody from 1993 to 1998 and as President from 1990 to 1995. After joining a predecessor of Peabody in 1979, he held various officer level positions in executive, sales, business development and administrative areas, including Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power LLC.

He served as Co-Chief Executive Officer and executive director of The Energy Group from February 1997 to May 1998, Chairman of Suburban Propane Company from May 1995 to February 1996, Chairman of Cornerstone Construction & Materials from September 1994 to May 1995 and Director and Group Vice President of Hanson Industries from 1995 to 1996. Mr. Engelhardt previously served as Chairman of the Federal Reserve Bank of St. Louis, Chairman of the National Mining Association, the Coal Industry Advisory Board of the International Energy Agency, the Center for Energy and Economic Development and the Coal Utilization Research Council, as well as Co-Chairman of the Coal Based Generation Stakeholders Group. He serves on the Board of Directors of Valero Energy Corporation and Williams Companies, Inc.

ROBERT O. VIETS, age 65, has been a director of the Company since November 2007. Mr. Viets is the former President, Chief Executive Officer and Director of CILCORP, a NYSE-listed holding company which owned a regulated electric and natural gas utility (CILCO) in central Illinois. Mr. Viets served in this capacity from 1988 until 1999, when CILCORP was acquired by AES. He also served as Chief Financial Officer during his 26-year career at CILCORP. Prior to joining CILCORP, Mr. Viets was an auditor with Arthur Andersen & Co. Following his career at CILCORP, Mr. Viets has provided consulting services to regulated energy and communication businesses.

Mr. Viets has a degree in Economics from Washburn University (Topeka) and a Law degree from Washington University School of Law. He is also a certified public accountant. He has served as a director of, among other companies, RLI Corp., a specialty property and casualty insurer (1993-present); Consumers Water Company, a Maine-based regulated water utility (1996-1998); and Philadelphia Suburban Corp., now Aqua America, Inc. (1998-2001); including serving as a member of the Audit Committees at RLI Corp. and Philadelphia Suburban Corp.

MICHAEL P. JOHNSON, age 61, has been a director of the Company since July 2008. Mr. Johnson is the President & Chief Executive Officer of J&A Group, a small business consulting and investment company, since 2008. He previously served as Senior Vice President and Chief Administrative Officer of Williams Companies, Inc., a NYSE-listed natural gas producer, processor and transporter. Mr. Johnson was with Williams Companies, Inc. from 1998 until his retirement in 2008. From 1991 to 1998, Mr. Johnson served in various officer-level positions for Amoco Corporation, including Vice President of Human Resources. Mr. Johnson currently serves on the Board of Directors of QuikTrip Corporation, Buffalo Wild Wings Inc. and CenterPoint Energy, Inc.

Mr. Johnson serves as trustee of Oklahoma State University – Tulsa, Trustee of Bethune-Cookman University, a board member of the Oklahoma Affiliate Advisory Board of the Healthcare Services Corporation and board member of the Tiger Woods Foundation. Mr. Johnson holds a bachelor’s degree from North Carolina Central University and is a graduate of the Advanced Executive Program from Kellogg School of Business at Northwestern University.

Class I Directors — Terms Expiring in 2011

J. JOE ADORJAN, age 70, has been a director of the Company since November 2007. Mr. Adorjan is currently Chairman of Adven Capital, a private equity firm and is a partner of Stonington Partners Inc., a New York based private equity firm. He has served in these positions since February 2001. From 1995 through December 2000, Mr. Adorjan served as Chairman and Chief Executive Officer of Borg-Warner Security Corporation, a provider of security services. Prior to joining Borg-Warner, Mr. Adorjan served in a number of senior executive capacities with Emerson Electric Co. and ESCO Electronics Corporation, an independent NYSE corporation that was formed in 1990 with the spin-off of Emerson’s government and defense business. He was Chairman and Chief Executive Officer of ESCO from 1990 to 1992, when he rejoined Emerson as President. Mr. Adorjan originally joined Emerson in 1968 and served in a number of senior executive capacities, including Executive Vice President of Finance, International, Technology and Corporate Development.

Mr. Adorjan has a Bachelors and Masters degree in Economics from Saint Louis University. Mr. Adorjan currently serves as a director for Goss Graphics Systems, Inc., a manufacturer of web offset newspaper press systems, and is Chairman of Bates Sales Company, a distributor of industrial power transmission equipment and parts. He is also a director of Thermadyne Holdings Corporation, a marketer of cutting and welding products and accessories, where he serves as lead director and as a member of the audit and compensation committees. He also serves on the board of trustees of Saint Louis University and Ranken Technical College and is Chairman of The Hungarian — Missouri Educational Partnership.

MICHAEL M. SCHARF, age 61, has been a director of the Company since November 2007. Mr. Scharf is Senior Vice President & Chief Financial Officer of Bunge North America, the North American operating arm of Bunge Limited, a global supplier of agricultural commodities and food products. He has served in this capacity since joining Bunge in 1990. He was previously Senior Vice President and Chief Financial Officer of Peabody Holding Company, Inc. (1978-1990) and Tax Manager at Arthur Andersen & Co. (1969-1978).

Mr. Scharf has a degree in Accounting from Wheeling Jesuit University and is a certified public accountant. Mr. Scharf represents Bunge’s interests with multiple biofuels joint ventures, and is currently a director of Renewable Energy Group (biodiesel), Bunge-Ergon Vicksburg (ethanol), Biofuels Company of America (biodiesel), and Southwest Iowa Renewable Energy (ethanol).

ROBB E. TURNER, age 46, is, and has been since 2000, a co-founder of and senior partner of ArcLight Capital Holdings, LLC, a private equity firm specializing in energy investments and has eighteen years of energy finance, corporate finance, and public and private equity investment experience. Prior to forming ArcLight, Mr. Turner founded and built Berenson Minella & Company’s energy advisory practice. From 1990 to 1998, Mr. Turner held senior positions at Smith Barney, Schroders, Wasserstein Perella and Kidder, Peabody & Co., where he was responsible for advising on buyouts, corporate finance structures and mergers and acquisitions. Mr. Turner serves on the Board pursuant to a voting agreement executed at the time of the merger between certain stockholders of Magnum and the Company.

Mr. Turner has a Bachelor of Science in Engineering from the U.S. Military Academy at West Point and a Master of Business Administration from Harvard Business School. Mr. Turner is a director in several privately held companies in which affiliates of ArcLight Capital Holdings have an interest. Mr. Turner is also on the board of directors of Venture Production plc, a public company listed on the London Stock Exchange (LON: VPC) engaged in oil and gas production; Mainline Management LLC, the general partner of Buckeye GP Holdings L.P. (NYSE: BGH) and Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (NYSE: BPL), a publicly-traded limited partnership that owns and operates independent U.S. refined petroleum products and pipeline systems; and the Friends 4 Michael Foundation.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (“NYSE”), the Board of Directors will evaluate the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (e.g., in connection with a change in employment status or other significant changes). This process is administered by the Nominating & Governance Committee which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with the Company, the Nominating & Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating & Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with the Company, (2) the significance of the relationship to the Company, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board of Directors has determined that Messrs. Adorjan, Brown, Lushefski, Johnson, Scharf and Viets are independent. None of the directors, other than Messrs. Whiting and Engelhardt, receives any compensation from the Company other than customary director and committee fees. The Board has determined that Messrs. Adorjan, Brown, Lushefski, Johnson and Scharf are independent, based upon the fact that they have no relationships with the Company (other than serving as directors). The Board has also determined that Mr. Viets is independent after evaluating his relationship with the Company and concluding that such relationship is immaterial. Such relationship is outlined below.

Mr. Viets serves as a director of RLI Corp., a specialty property and casualty insurer that provides marine excess liability insurance coverage to the Company for an annual premium of $9,450. The Board has concluded that this relationship is not material since this service is offered to the Company on the same general terms and conditions as other large commercial customers and was provided to the Company prior to Mr. Viets joining the Board. The Company’s directors did not solicit these commercial relationships and were not involved in any related discussions or deliberations.

Board Attendance and Executive Sessions

The Board of Directors met ten times in 2008. During that period, on average, each incumbent director attended 95% or more of the meetings of the Board and the committees on which he served. Mr. Engelhardt serves as chairman at all meetings of the Board of Directors, including portions of meetings where all directors are present.

Non-management directors meet in executive session at least quarterly. If the Board determines that any non-management director is not independent in accordance with the NYSE’s standards for determining independence, an executive session comprised solely of independent directors will be held at least annually. Executive sessions are chaired by the chairpersons of the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee, on a rotating basis.

Committees of the Board of Directors

The Board has appointed four standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nominating & Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Committee Charters” and is available in print to any stockholder who requests it. Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Executive Committee

The members of the Executive Committee are Richard M. Whiting (Chair), Irl F. Engelhardt and B. R. Brown. The Executive Committee met three times during 2008.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board of Directors, except with respect to:

•	Amending the Company’s certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets;

•	Recommending to stockholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Compensation Committee

The current members of the Compensation Committee are Michael P. Johnson (Chair), J. Joe Adorjan and B. R. Brown. Between January 1, 2008 and July 23, 2008, the Compensation Committee was comprised of three members, John E. Lushefski (Chair), J. Joe Adorjan and B. R. Brown. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the New York Stock Exchange.

The Compensation Committee met seven times during 2008. Some of the primary responsibilities of the Compensation Committee include the following:

•	To annually review and approve corporate goals and objectives relevant to the Company’s Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board of Directors, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review, with the CEO, the performance of the Company’s executive officers and make recommendations to the Board of Directors with respect to the compensation plans for such officers;

•	To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, change of control provisions and any special supplemental benefits;

•	To approve annual bonus awards for executive officers other than the CEO;

•	To oversee the Company’s annual and long-term incentive programs;

•	To periodically assess the Company’s director compensation program and, when appropriate, recommend modifications for Board consideration;

•	To review and make recommendations to the Board of Directors in conjunction with the CEO, as appropriate, with respect to succession planning and management development; and

•	To make regular reports on its activities to the Board of Directors.

Further information regarding the Company’s processes and procedures for the consideration and determination of executive and director compensation may be found in “Executive Compensation — Compensation Discussion and Analysis” and “Director Compensation.”

Nominating & Governance Committee

The current members of the Nominating & Governance Committee are Michael M. Scharf (Chair), Michael P. Johnson, John E. Lushefski and Robert O. Viets. Between January 1, 2008 and July 23, 2008, the Nominating & Governance Committee was comprised of three members, Michael M. Scharf (Chair), J. Joe Adorjan and Robert O. Viets. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating & Governance Committee are independent under New York Stock Exchange rules.

The Nominating & Governance Committee met seven times during 2008. Some of the primary responsibilities of the Nominating & Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board of Directors;

•	To advise the Board of Directors on matters related to corporate governance;

•	To assist the Board of Directors in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board of Directors on matters related to corporate social responsibility;

•	To ensure the Company maintains an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board of Directors;

•	To monitor compliance with the Company’s corporate compliance program and Code of Business Conduct and Ethics; and

•	To make regular reports on its activities to the Board of Directors.

Audit Committee

The current members of the Audit Committee are Robert O. Viets (Chair), J. Joe Adorjan, John E. Lushefski and Michael M. Scharf. Between January 1, 2008 and July 23, 2008, the Audit Committee was comprised of three members, Robert O. Viets (Chair), John E. Lushefski and Michael M. Scharf. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under New York Stock Exchange and SEC rules. The Board of Directors also has determined that each of Messrs. Viets, Adorjan, Lushefski and Scharf is an “audit committee financial expert” under SEC rules.

The Audit Committee met nine times during 2008. The Audit Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of the Company’s financial statements and financial reporting processes;

•	The Company’s systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint the Company’s independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with the Company’s independent registered public accounting firm;

•	To ensure that the Company maintains an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•	To meet on a regular basis with the Company’s financial management, internal audit management and independent registered public accounting firm to review matters relating to the Company’s internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to the Company’s financial condition;

•	To oversee the Company’s financial reporting process and to review in advance of filing or issuance the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings press releases;

•	To review the Company’s guidelines and policies with respect to risk assessment and risk management, and to monitor the Company’s major financial risk exposures and steps management has taken to control such exposures; and

•	To make regular reports to the Board of Directors regarding the activities and recommendations of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

The Committee is governed by a charter (refer to www.patriotcoal.com). The Committee held nine meetings during fiscal year 2008. The Committee is comprised solely of independent directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

MEMBERS OF THE AUDIT COMMITTEE:

ROBERT O. VIETS, CHAIR
J. JOE ADORJAN
JOHN E. LUSHEFSKI
MICHAEL M. SCHARF

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the effective date of the spin-off from Peabody, and served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008 and December 31, 2007.

The following fees were paid to Ernst & Young for services rendered during the Company’s last fiscal year:

•	Audit Fees: Audit fees billed (or billable) to the Company by Ernst & Young with respect to the fiscal years ended December 31, 2008 and December 31, 2007 were $1,806,750 and $682,500, respectively. Fiscal year audit fees include professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for the fiscal year.

•	Audit-Related Fees: Audit-related fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2008 and December 31, 2007 were $105,000 and $0, respectively. Fiscal year audit-related fees include professional fees rendered for the audit of benefit plans of the Company and of Magnum.

•	Tax Fees: Tax fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2008 and December 31, 2007 were $222,726 and $0, respectively. Fiscal year tax fees relate to the review of company-prepared calculations and preparation of related federal and state tax returns and the performance of acquisition-related tax research and consultation.

•	All Other Fees: There were no other fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2008 or December 31, 2007.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, the Company’s independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission, and (12) tax services to an officer of the Company whose role is in a financial oversight capacity.

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Patriot Coal Corporation. The Company’s key governance practices are outlined in its Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “Corporate Governance,” and are available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to the Company’s directors, Chief Executive Officer, Chief Financial Officer, Controller and other Company personnel. Any updates or amendments to the Code of Business Conduct and Ethics, and any waiver that applies to a director or executive officer, will also be posted on the website.

The Nominating & Governance Committee of the Board of Directors is responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted the following procedures for stockholders and other interested persons to send communications to the Board, individual directors and/or Committee Chairs (collectively, “Stockholder Communications”):

Stockholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Patriot Coal Corporation, 12312 Olive Boulevard, Saint Louis, Missouri 63141. The Chairman will forward such Stockholder Communications to each member of the Board (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Stockholder Communication is addressed to a specific individual director or Committee Chair (excluding routine advertisements and business solicitations), the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Stockholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141. The Corporate Secretary will promptly forward a copy of such Stockholder Communication to the Chairman of the Audit Committee and, if appropriate, the Company’s Chairman, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a stockholder or other interested person seeks to communicate exclusively with the Company’s non-management directors, such Stockholder Communication should be sent directly to the Corporate Secretary who will forward any such communications directly to the Chair of the Nominating & Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating & Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, the Company reserves the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Stockholders have an opportunity to communicate with the Board at the Company’s Annual Meeting of Stockholders. Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. All directors, except one, attended the 2008 Annual Meeting in person.

The Chairman shall be the spokesman for the Board except in circumstances where the inquiry or comment is about the Chairman. In such instances, the Chairman of the Nominating & Governance Committee shall become the spokesman.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor the Company’s performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills and who are available for appropriate periods of continuous service, thereby enhancing their ability to thoroughly understand and oversee the Company’s business and long-term strategies. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving the best interests of the Company and all of its stockholders.

The Nominating & Governance Committee (“Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board of Directors. The Committee will consider director candidates submitted by stockholders. In accordance with the Company’s Bylaws, any stockholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the stockholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Director Qualifications

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, diversity, ability to make analytical inquiries, understanding of our business environment, and willingness to devote adequate time to director duties, all in the context of the perceived needs of the Board at that time.

Pursuant to its charter, the Committee must review with the Board of Directors, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting or administration;

•	Candidates should possess the highest personal and professional ethics, integrity and values. Candidates also should be committed to representing the long-term interests of the Company and all of its stockholders;

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Candidates need to possess expertise that is useful to the Company and complementary to the background and experience of the other Board members; and

•	Candidates need to be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, and outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by stockholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidates and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process will produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 11, 2009 with respect to persons or entities who are known to beneficially own more than 5% of the Company’s outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group. All amounts shown have been adjusted by the 2-for-1 stock split effective August 11, 2008, to the extent applicable.

Beneficial Owners of More Than Five Percent, Directors and Management

	Amount and
	Nature
Name and Address	of Beneficial		Percent of
of Beneficial Owners	Ownership(1)		Class(2)

ArcLight Capital Partners, LLC(3)	13,197,324		16.9%
Chilton Investment Company, LLC(4)	6,431,332		8.2%
Capital World Investors(5)	5,346,000		6.8%
J. Joe Adorjan	20,468	(6)	*
Joseph W. Bean	19,200		*
B.R. Brown	20,906	(6)	*
Charles A. Ebetino, Jr.	34,799		*
Irl F. Engelhardt	425,885	(7)	*
John F. Erhard(8)	—		*
Michael P. Johnson	900		*
John E. Lushefski	7,468	(6)	*
Michael M. Scharf	10,468	(6)	*
Mark N. Schroeder	48,209		*
Robb E. Turner(8)	—		*
Robert O. Viets	14,558	(6)(9)	*
Paul H. Vining	167,138		*
Richard M. Whiting	242,224		*
All directors and executive officers as a group (15 people)	1,031,499		1.32%

(1)	Amounts shown for 5% owners are based on the latest available filings on Form 13G or other relevant filings made with the Securities and Exchange Commission (“Commission”). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Includes shares of restricted stock that remain unvested as of March 11, 2009 as follows: Mr. Joseph W. Bean, 11,000 shares; Mr. Charles A. Ebetino, Jr., 24,000 shares; Mr. Irl F. Engelhardt, 34,668 shares; Mr. Mark N. Schroeder, 24,000 shares; Mr. Paul H. Vining, 20,196 shares; and Mr. Richard M. Whiting, 93,334 shares.

(2)	An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(3)	ArcLight Capital Partners, LLC, headquartered at 200 Clarendon Street, 55th Floor, Boston, MA 02117, is the investment manager of ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., the direct owners of the shares.

(4)	Chilton Investment Company, LLC is located at 1266 East Main St., 7th Floor, Stamford, CT 06902.

(5)	Capital World Investors, with an address at 333 South Hope St., Los Angeles, CA 90071, has the sole power to vote 2,030,600 shares and the sole power to dispose 5,346,600 shares.

(6)	Includes 7,468 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on November 1, 2007 and vested on November 1, 2008, but not yet settled. The reporting person has the immediate right to receive such shares if the reporting person ceases to be a director of the Company due to death or disability or if a change in control occurs.

(7)	Includes 3,904 shares of Common Stock held in Mr. Irl F. Engelhardt’s 401(k) plan and 1,480 shares of Common Stock held by Mr. Irl F. Engelhardt’s spouse.

(8)	Reporting person is an officer of ArcLight Capital Partners, LLC, or its affiliates, and as a result is deemed to have indirect beneficial ownership of the holdings held by ArcLight Capital Partners, LLC as set forth above.

(9)	Includes 820 shares of Common Stock held by Mr. Robert O. Viets’s spouse.

Section 16 (a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and directors and persons beneficially holding more than ten percent of the Company’s Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company Common Stock with the Commission. The Company files these reports of ownership and changes in ownership on behalf of its executive officers and directors. To the best of the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2008, filings with Commission and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed, except that Mr. Michael V. Altrudo, Senior Vice President & Chief Marketing Officer inadvertently filed a late Form 4 on June 10, 2008 for a purchase which took place on June 3, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Objectives

The objectives of Patriot’s executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and stockholder value. Compensation programs are designed to align incentives for executives with achievement of Patriot’s business strategies, including:

•	Maximizing operational excellence in the areas of safety, productivity, cost management and environmental stewardship;

•	Capitalizing on organic growth opportunities, as well as value-enhancing acquisitions and joint ventures; and

•	Maximizing profitability and customer satisfaction by taking advantage of our diverse products and sourcing capabilities.

In order to meet our objectives, our executive compensation program is designed to:

•	Provide market-based competitive compensation based on the executive’s position and responsibilities in order to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary for our long-term success;

•	Provide incentive compensation that places a strong emphasis on financial performance, with the flexibility to assess operational and individual performance; and

•	Provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

With these objectives in mind, Patriot’s compensation structure for its executive officers is currently comprised of four key components: base salary; an annual incentive plan; long-term incentive compensation consisting of restricted stock, stock options and restricted stock units; and retirement and other benefits (each as described further below).

Patriot’s Compensation Committee regularly reviews the objectives, philosophy and implementation of our executive compensation program in light of changing market conditions and business environments and retains the flexibility to adjust them in order to better align compensation with the interests of Patriot and its stockholders.

Roles of the Compensation Committee & the Compensation Consultant

The Compensation Committee is comprised entirely of independent directors and has the ultimate responsibility for the review and approval of the compensation of the Company’s executive officers, excluding the Chief Executive Officer. The Committee has overall responsibility for monitoring the performance of the Company’s executives and evaluating and approving the Company’s executive compensation plans, policies and programs. The Committee also reviews and approves executive participation in any company-wide benefit plans. In addition, the Committee oversees the Company’s annual and long-term incentive plans and programs.

With respect to the Chief Executive Officer, the Compensation Committee, together with the other independent members of the Board of Directors, reviews and approves the Chief Executive Officer’s compensation, including base salary, annual incentive and long-term incentive compensation, deferred compensation, perquisites, equity compensation, employment agreements, severance arrangements, retirement and other post-employment benefits and change-in-control benefits (in each case, as and when appropriate). In addition, the Compensation Committee and the other independent members of the Board of Directors review and approve corporate goals and objectives relevant to such compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives.

Under its charter, Patriot’s Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist the Compensation Committee in fulfilling its duties. The Compensation Committee engaged Watson Wyatt Worldwide (the “Consultant”) in 2008 to provide compensation consulting advice to the Compensation Committee. The Consultant provided the Compensation Committee with advice concerning the types and levels of compensation to be paid to the Chief Executive Officer and the other executive officers of Patriot, including market compensation data on base pay and annual and long-term incentives. In addition, the Consultant analyzed the mix of pay elements, reviewed executive employment agreements and examined and reported on current executive compensation trends that were relevant to Patriot.

Benchmarking Process

In reviewing and comparing Patriot’s executive compensation programs, the Compensation Committee asked the Consultant to recommend one or more relevant peer groups of other publicly held companies of similar size (based on revenues) and in similar industries against which to compare compensation levels, elements, mix and trends and to ensure that Patriot’s programs are competitive. Two peer groups were developed to help assess the market. The primary peer group consisted of nine publicly-traded coal companies: Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy, Inc., Foundation Coal Holdings, Inc., International Coal Group, Inc., James River Coal Company, Massey Energy Company, Peabody Energy Corporation (“Peabody”) and Westmoreland Coal Company. In addition to this group of direct industry competitors, another peer group was developed and is comprised of similarly sized companies (based on revenues), each of which extracts minerals or gas from the ground and has U.S. operations. This peer group is referred to as the secondary peer group and is comprised of the following companies: Cimarex Energy Company, Cleveland Cliffs, Inc., Compass Minerals International, Inc., Crosstex Energy, Inc., Martin Marietta Materials, Inc., Minerals Technologies, Inc., Newfield Exploration Company, Vulcan Materials Company and Walter Industries, Inc.

For purposes of reviewing the competitiveness of Patriot’s executive compensation program, the Consultant used a combination of proxy data from the above peer groups and survey data to benchmark compensation for each executive officer. Because talent for certain key roles at Patriot can be acquired from a broader spectrum of companies, use of surveys was also considered appropriate. The surveys included the 2007 Mercer Benchmark Database and the 2007/2008 Watson Wyatt Survey on Top Management Compensation. The data from the published surveys was updated by 3.5%, reflecting the Consultant’s estimate of the expected pay increases in 2008 for executives in the energy industry, based on a compilation of major merit increase surveys.

The survey data, consisting of both mining/energy and general industry data for companies of comparable expected revenue size to Patriot, was examined in conjunction with the proxy data from both the primary and secondary peer groups, with the primary peer group being the principal reference point. The secondary peer group data was used to validate data from the primary peer group when the number of position matches was low. This analysis was done for base salary, total cash compensation (base salary and annual incentives) and total direct compensation (base salary, annual incentives, and long-term incentives), and the competitive data was shown at both the 50th and 75th percentiles. The Compensation Committee generally targeted the 50th percentile and then adjusted the executive’s targeted compensation levels for factors such as experience, tenure, responsibility and performance.

In establishing 2008 compensation for the executive officers included in the Summary Compensation Table below (the “named executive officers”), the Compensation Committee reviewed tally sheets that included the following information for each named executive officer:

•	Each individual element of direct compensation;

•	Total direct compensation;

•	Total equity awards granted since starting with Patriot and the current value of such awards; and

•	The total number of shares of Patriot stock owned and the current value of such stock.

The Compensation Committee used this compensation information to understand the elements and amounts of compensation paid to each named executive officer. The equity award and stock ownership information was used to understand the amount of equity awarded to the named executive officer, the current value of such equity awards and the progress toward achieving compliance with Patriot’s stock ownership guidelines. Overall, the Compensation Committee determined that Patriot’s executive compensation programs, as structured, are consistent with the Compensation Committee’s objectives and the targeted percentiles discussed above.

Employment Agreements

In connection with the spin-off from our former parent, Peabody, on October 31, 2007, Patriot entered into employment agreements with each of our named executive officers employed by Patriot at that time and with certain other key executives. The terms of those agreements were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In addition, when the Company acquired Magnum on July 23, 2008, Mr. Paul H. Vining entered into an employment agreement with Patriot. The employment agreements for Messrs. Bean and Ebetino were amended February 6, 2009 and any discussion of their agreements in this Proxy Statement reflect those amendments. For more information regarding the terms of these agreements, see the “Potential Payments Upon Termination or Change of Control” section.

Annual Base Salary

Base salary represents the major fixed component of compensation for the named executive officers. In June 2008, Patriot’s Compensation Committee reviewed the base salaries of the Chief Executive Officer and the executives who report directly to the Chief Executive Officer, including the other named executive officers, to ensure competitiveness with its peer companies in the marketplace. Based on individual and company performance, an increase in CEO responsibilities following the acquisition of Magnum, and a comparison to CEO compensation at peer companies, Mr. Whiting’s salary was raised from $700,000 to $750,000 per annum effective July 1, 2008.

Base salaries for the other named executive officers were determined based on a review of officers in their positions at peer companies, by reference to the broad industry survey data discussed in the “Benchmarking Process” section above and by the individual executive’s experience. At the time of the Magnum acquisition, Mr. Vining, who had been the chief executive officer of Magnum, agreed to join Patriot as its new President and Chief Operating Officer, and under his employment agreement (effective as of the date of the acquisition, July 23, 2008), Mr. Vining’s base salary was set at $600,000. Based on the foregoing factors and increases in responsibility following the Magnum acquisition, the base salaries for the remaining three named executive officers also were increased as follows, effective July 1, 2008: base salaries for Messrs. Schroeder and Ebetino were increased from $375,000 to $400,000, and Mr. Bean’s base salary was increased from $275,000 to $325,000.

Patriot’s Compensation Committee will continue to review the base salaries of the named executive officers at least annually and may adjust such salaries to ensure that they are competitive with those of peer executives at the peer companies. Any further salary increases may also be based on factors such as assessment of individual performance, experience, promotions and changes in level of responsibility.

Annual Incentive Plan

Patriot’s named executive officers and other designated key employees participate in an annual incentive compensation plan. In general, our annual incentive plan provides opportunities for such executives and employees to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Named executive officers are assigned threshold, target and maximum incentive payouts. If Patriot’s performance as measured against specified financial and safety objectives does not meet the threshold level established by the Compensation Committee, no incentive bonus is earned with respect to those objectives. At threshold levels of Patriot performance, the incentive bonus that can be earned generally equals 50% of the target payout. Under the plan, the target payouts for the named executive officers were established through an analysis of compensation for comparable positions at our peer companies, in order to provide a competitive level of compensation when participants, including the named executive officers, achieve their performance objectives with respect to Patriot performance.

Pursuant to the terms of their respective employment agreements, the named executive officers’ threshold, target and maximum incentive payouts, as a percent of their salaries, based on achievement of relevant Patriot performance objectives, were as follows for 2008:

					Maximum
	Target Payout as	Payout Range as	Base Salary	Target Award	Award	Actual Award	Actual Award
Name	a % of Salary	a % of Salary	($)	($)	($)	($)	as a % of Salary

Richard M. Whiting	100%	0-175%	750,000	750,000	1,312,500	360,000	48%
Paul H. Vining	100%	0-175%	600,000	600,000	1,050,000	281,625	47%
Mark N. Schroeder	80%	0-140%	400,000	320,000	560,000	169,400	42%
Charles A. Ebetino, Jr.	80%	0-140%	400,000	320,000	560,000	169,400	42%
Joseph W. Bean	60%	0-105%	325,000	195,000	341,250	112,003	34%

2008 Annual Incentive Payouts

The annual incentive plan is comprised of financial performance (60% of the award), safety performance (10% of the award) and individual objectives (30% of the award). Payments for 2008 were earned based on the safety portion and individual performance only. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 25 of this Proxy Statement for the amount of 2008 annual incentive awards earned by each named executive officer. For 2008, the financial portion of the annual incentive included (i) Adjusted EBITDA, (ii) clean cost per ton, and (iii) EBITDA ROIC. These targets were based on proprietary factors, and they were set as stretch goals designed to be challenging yet attainable in normal market conditions and in light of our Magnum acquisition. After the targets were established, they became increasingly difficult to meet due to (i) production shortfalls driven by geologic difficulties, increased regulatory activities and labor shortages, (ii) deterioration in the overall economy and (iii) the resulting rapid decline in coal prices. The safety portion of the award was based on achievement of a budgeted safety incidence rate and support of the Company’s safety policies and programs. The budgeted safety incidence rate was set at a level which required a 5% improvement versus the Company’s record 2007 safety performance in order to earn the targeted payout.

Factors considered in determining the amount of the individual objectives portion of the award for each named executive officer related primarily to (i) continued focus on safe, productive and cost-effective operations, (ii) completion of the Magnum acquisition and related financing activities, (iii) effective communication and transition activities with both internal and external stakeholders during the successful integration of Magnum,

(iv) optimization of contract portfolio and commercial opportunities and (v) transition of all administrative services from Peabody to Patriot. Individual objectives varied significantly by functional area, and the emphasis on and importance of the above factors varied among each named executive officer. Performance against these individual objective goals was assessed by Patriot’s Compensation Committee in January 2009. In determining the individual objectives portion of the award for 2008, Patriot’s Chief Executive Officer made recommendations to the Compensation Committee for the other named executive officers, but final determinations were made by the Compensation Committee in its discretion. Patriot’s Compensation Committee, together with the other independent members of the Board of Directors, determined and approved in January 2009 the individual objectives portion of the Chief Executive Officer’s 2008 incentive award for the year ending December 31, 2008. In determining the CEO’s 2008 incentive, the Compensation Committee and Board gave considerable weight to management’s ability to achieve a key strategic objective through the acquisition and integration of Magnum in the context of an extremely challenging global business and credit environment.

Long-Term Incentives

In the 2007 calendar year, Patriot’s Board of Directors adopted Patriot’s long-term incentive plan, which Peabody, as Patriot’s sole stockholder, had approved prior to the spin-off. Awards under the long-term incentive plan provide opportunities for the named executive officers and other key employees to earn payments based upon successful achievement of pre-established long-term (i.e., greater than one-year) objectives, increase in Patriot’s stock price, continued service with Patriot or any combination of these factors.

Extended Long-Term Incentive Awards

At the time of the spin-off, a one-time long-term incentive award (the “Extended Long-Term Incentive Award”) intended to promote long-term employee retention and achievement of certain financial objectives was made to the named executive officers employed by Patriot at the time, as well as other key employees. Other than on death, disability or a change of control of Patriot, the service-based component of the Extended Long-Term Incentive Awards will not vest prior to the fifth-year anniversary of their date of grant. In addition, the performance-based component of the Extended Long-Term Incentive Awards vests only if certain performance metrics are achieved, otherwise they are forfeited. The performance-based component of the Extended Long-Term Incentive Awards is forfeited in the event of termination of employment for any reason prior to vesting. These vesting schedules are not commonplace and were designed to reinforce the recipients’ commitment to Patriot as a stand-alone public company.

The purposes of the Extended Long-Term Incentive Awards were to:

•	Build commitment to Patriot and promote retention during the transition period following the spin-off;

•	Align executive and stockholder interests;

•	Make a substantial portion of each executive’s compensation directly contingent on future stock price appreciation; and

•	Complement the other components of our compensation program and provide competitive total compensation opportunities.

Upon joining the company in July 2008, Mr. Vining received an Extended Long-Term Incentive Award subject to the same terms and conditions as the awards made to the other named executive officers at the time of the spin-off. The details of Mr. Vining’s award are set forth in the Grants of Plan Based Awards in 2008 table on p. 26 of this Proxy Statement. For a complete discussion of the Extended Long-Term Incentive Awards, see Patriot’s 2008 Proxy Statement.

Annual Long-Term Incentive Grants

Through Patriot’s annual awards, a competitive long-term incentive opportunity is available to each of our named executive officers and certain other key employees. The first of these annual awards was granted to the named executive officers in the form of restricted shares that will cliff vest three years from their November 1, 2007 grant date. Restricted stock is designed to attract and retain the executive team, align executive and stockholder interests and provide executives with stock ownership in Patriot. The timing, form and amount of future annual awards will be determined by Patriot’s Compensation Committee and, with respect to the Chief Executive Officer, the independent members of the Board of Directors.

Under the terms of their respective employment agreements, the named executive officers are entitled to annual long-term incentive awards with a value at least equal to the percentage of their base salaries set forth below:

As a %
Name	of Salary

Richard M. Whiting	250
Paul H. Vining	200
Mark N. Schroeder	120
Charles A. Ebetino, Jr.	120
Joseph W. Bean	100

As the awards granted at the time of the spin-off were designed to be the awards for 2008, the Compensation Committee did not grant any annual awards in calendar year 2008 to the named executive officers other than Mr. Vining, who was granted 10,098 shares of restricted stock in July 2008 (adjusted to 20,196 shares at the time of the August 11, 2008, 2-for-1 stock split) when he joined Patriot as its President and Chief Operating Officer. Mr. Vining also was granted an additional 32,820 restricted stock units on December 15, 2008 to promote retention and provide for more equivalent and equitable opportunities based on share price appreciation going forward. These time-vested restricted stock units vest on December 15, 2012. Similar to the other named executive officers’ previously granted awards, Mr. Vining’s restricted stock and time-vested restricted stock units will vest immediately upon a change of control of Patriot or upon his death or disability. If his employment is terminated for reasons other than death or disability, all unvested restricted shares and units will be forfeited.

As noted above, annual incentive awards granted in connection with the spin-off were issued in the form of time-vested restricted shares. In an effort to increase the emphasis on performance-based pay, the Compensation Committee adopted a portfolio, performance-oriented approach when granting 2009 annual long-term incentive awards to the named executive officers. Effective January 30, 2009, each named executive officer received an annual equity award comprised of 50% non-qualified stock options and 50% performance-based restricted stock units. The stock options will vest in three equal installments on January 2 of 2010, 2011 and 2012, respectively. The restricted stock units will vest based on the Company achieving specified levels of total stockholder return (“TSR”) compared to a defined group of peer companies (nine publicly-traded coal producers) during a three-year performance period ending December 31, 2011. These equity awards are subject to accelerated vesting in the event of death, disability, change of control or other circumstances as described in the long-term incentive plan and governing award agreements.

Retirement Benefits

Defined Contribution Plan

Patriot maintains a tax-qualified defined contribution retirement plan (“401(k) Plan”) and other health and welfare benefit plans for its employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executives under the plans.

Excess Defined Contribution Retirement Plan

The Company maintains a nontax-qualified excess defined contribution plan (“Supplemental Plan”) that provides retirement benefits to executives (including the named executive officers) whose pay exceeds legislative limits for qualified benefit plans.

Other Benefits Provided by the Company

The executive officers receive only the same welfare and fringe benefits as all other employees of Patriot.

Perquisites

Patriot does not provide any perquisites in excess of $10,000 per year to any of its named executive officers or other senior executives.

Policy on Grant of Equity-Based Compensation

In January 2008, the Committee approved a general policy for granting equity-based compensation (“Regular Grant Policy”), which policy was subject to modification from time to time as deemed appropriate by the Committee. The Committee makes grants of equity-based compensation to attract, motivate, compensate and retain executives and other key employees and to align their interests with the interests of stockholders. The timing of grants of equity-based compensation is designed to achieve these purposes. The following describes the regular process for making grants, as set forth in the Regular Grant Policy.

At the regularly scheduled meeting of the Compensation Committee of the Board of Directors to be held in December of each year, the Committee will review the performance of the Company and senior management during the fiscal year. Based upon that review and such other factors as the Committee determines are relevant, including the recommendations of the Committee’s compensation consultant, the Committee will grant equity-based compensation to senior management by approving either (i) the terms of specific grants or (ii) a specific formula for determination of the terms of the grants. Under the Regular Grant Policy, such grants will be made effective the first business day in January of the following year and may be determined based on the closing price of the Company’s Common Stock as reported on the New York Stock Exchange (or the principal stock exchange or market on which the Common Stock is then traded) on such day or the last preceding day on which a sale was reported (the “fair market value”).

The Compensation Committee is in the process of evaluating the above policy and retains the flexibility to deviate from the policy in order to respond to changing market conditions or other considerations. For example, the Committee decided that it was appropriate to modify the Regular Grant Policy with respect to annual equity awards granted to management in January 2009. In view of extreme market volatility affecting Patriot and other coal industry stocks, the Committee agreed to defer the grant of 2009 equity awards until January 30, 2009, and to value such awards based on the average closing price of Patriot shares during the period beginning December 1, 2008 and ending January 30, 2009.

The Compensation Committee approves all grants of equity-based compensation to eligible newly-hired or promoted employees, or made under or in connection with retention agreements or for other valid business purposes, that were not made at the foregoing scheduled meeting of the Committee. Such grants must be approved at a regular or special meeting of the Committee that occurs on or prior to the date on which the award is considered to be granted.

All stock options must be granted at an option price not less than the fair market value. The grant date of any award is the date of the meeting of the Committee approving the grant or, if so approved by the Committee and reflected in the minutes of such meeting, any later date the Committee approves.

Stock Ownership Guidelines

Patriot’s management and the Board of Directors believe the Company’s executives should acquire and retain a significant amount of Patriot stock in order to further align their interests with those of stockholders.

Under the Company’s stock ownership guidelines, the Chief Executive Officer is encouraged to acquire and retain Patriot stock having a value equal to at least five times his or her base salary. Other named executive officers are encouraged to acquire and retain Patriot stock having a value equal to at least three times their base salary. All such executives are encouraged to meet these ownership levels within five years after assuming their executive positions.

The following table summarizes the named executive officers’ ownership of Patriot stock as of December 31, 2008.

Named Executive Officer Stock Ownership

			Ownership
	Share	Share	Guidelines,		Ownership
	Ownership	Ownership	Relative to		Relative to
Name	(#)(1)	($)(2)	Base Salary		Base Salary

Richard M. Whiting	400,896	2,505,600	5	x	3.3	x
Paul H. Vining	232,774	1,454,838	3	x	2.4	x
Mark N. Schroeder	95,710	598,188	3	x	1.5	x
Charles A. Ebetino, Jr.	82,261	514,131	3	x	1.3	x
Joseph W. Bean	45,810	286,313	3	x	0.9	x

(1)	Includes shares acquired as a result of Peabody’s spin-off of Patriot through a stock dividend; through the open market; through Patriot’s Employee Stock Purchase Plan and 401(k) Plan; shares underlying outstanding time-vested restricted stock and unit awards, including under the Extended Long-Term Incentive Award; and, in Mr. Vining’s case, shares acquired pursuant to the Magnum acquisition. The number of shares reflects the 2-for-1 stock split on August 11, 2008.

(2)	Calculated based on the Company’s closing market price per share of $6.25 on December 31, 2008, the last trading day of 2008.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) under the Internal Revenue Code, certain compensation paid to named executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. While Patriot has been operating under transition rules under Section 162(m) until its 2009 annual meeting, our Compensation Committee has and will continue to carefully consider the impact of Section 162(m) when establishing incentive compensation plans and making awards. At the same time, the Compensation Committee considers its primary goal to design compensation strategies that further the economic interests of the Company and its stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of the Company’s executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis,” beginning on page 17 of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

MICHAEL P. JOHNSON, CHAIR
J. JOE ADORJAN
B. R. BROWN

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers for their service to the Company for the period January 1, 2008 through December 31, 2008.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(3)	($)(3)	($)(4)	($)(5)	($)

Richard M. Whiting(1)	2008	725,000	1,326,832	407,077	360,000	50,278	2,869,187
Chief Executive Officer	2007	116,667	182,993	79,303	125,413	8,190	512,566

Paul H. Vining(1)	2008	263,846	400,604	167,190	281,625	12,692	1,125,957
President & Chief
Operating Officer

Mark N. Schroeder(1)	2008	387,500	373,423	121,867	169,400	26,284	1,078,474
Senior Vice President &	2007	62,500	50,800	23,741	53,748	4,388	195,177
Chief Financial Officer

Charles A. Ebetino, Jr.(1)	2008	387,500	373,423	121,867	169,400	26,676	1,078,866
Senior Vice President –	2007	62,500	50,800	23,741	51,708	4,388	193,137
Corporate Development

Joseph W. Bean(1)(2)	2008	300,000	195,200	68,674	112,003	20,407	696,284
Senior Vice President –	2007	45,833	26,076	13,378	29,562	3,218	118,067
Law & Administration, General Counsel & Secretary

(1)	Messrs. Whiting, Schroeder, Ebetino and Bean commenced employment with Patriot effective with the October 31, 2007, spin-off. Mr. Vining commenced employment with Patriot effective with the July 23, 2008 Magnum acquisition.

(2)	Mr. Bean assumed additional responsibilities and was elected Senior Vice President – Law & Administration, General Counsel and Corporate Secretary on February 23, 2009.

(3)	Long-term incentive awards to the named executive officers consist of restricted stock and restricted stock units (reflected in the “Stock Award” column above) and stock options (reflected in the “Option Awards” column above). The value of stock awards and option awards shown above is the compensation expense recognized for financial statement reporting purposes in 2008 in accordance with FAS 123R. The grant date fair value of stock awards and option awards granted in 2008 for financial statement reporting purposes in accordance with FAS 123R is included in the Grants of Plan-Based Awards Table on page 26 of this Proxy Statement. A discussion of the relevant fair value assumptions for awards granted in 2008 is set forth in Note 23 to the Company’s consolidated financial statements on pages F-45 through F-47 of the Annual Report on Form 10-K for the year ended December 31, 2008 and for awards granted in prior years in the corresponding note to the Company’s consolidated financial statements in the Annual Report on Form 10-K for such years. The Company cautions that the amount ultimately realized by the named executive officers from the stock and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(4)	The material terms of these awards are described under the caption “2008 Annual Incentive Payouts” in the Compensation Discussion and Analysis section on page 20 of this Proxy Statement.

(5)	Amounts included in this column are described in the All Other Compensation Table below.

All Other Compensation

The following table sets forth details of the amounts reported in the All Other Compensation column of the Summary Compensation Table. The annual 401(k) matching and performance contributions were made under the Company’s 401(k) Retirement Plan and Supplemental 401(k) Retirement Plan.

		Annual 401(k)
		Matching and
		Performance
Name	Year	Contributions
		($)

Richard M. Whiting(1)	2008	50,278
	2007	8,190
Paul H. Vining(1)	2008	12,692
Mark N. Schroeder(1)	2008	26,284
	2007	4,388
Charles A. Ebetino, Jr.(1)	2008	26,676
	2007	4,388
Joseph W. Bean(1)	2008	20,407
	2007	3,218

(1)	Messrs. Whiting, Schroeder, Ebetino and Bean commenced employment with Patriot effective with the October 31, 2007, spin-off. Mr. Vining commenced employment with Patriot effective with the July 23, 2008 Magnum acquisition.

GRANTS OF PLAN-BASED AWARDS IN 2008

The following table sets forth information concerning the grant of awards to each of the Company’s named executive officers for the period January 1, 2008 through December 31, 2008.

									All Other		All Other
								Equity	Stock	All Other	Option	Exercise
								Incentive	Awards:	Stock	Awards:	or Base	Option
		Estimated Possible Payouts			Estimated Future Payouts			Plan	Number of	Awards:	Number of	Price of	Awards:
		Under Non-Equity Incentive			Under Equity Incentive Plan			Awards:	Shares of	Grant	Securities	Option	Grant
		Plan Awards(1)			Awards(2)			Grant Date	Stock or	Date Fair	Underlying	Awards	Date Fair
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Fair Value	Units	Value	Options	($/Sh)	Value
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)(3)	(#)	($)(3)	(#)(3)(7)	(3)(8)	($)(3)

Richard M. Whiting	1/2/2008	375,000	750,000	1,312,500
Paul H. Vining	7/23/2008(9)	300,000	600,000	1,050,000
	7/23/2008				0	32,820	49,230	2,925,247
	7/23/2008								20,196(4)	1,200,046
	7/23/2008								32,820(5)	1,950,164
	7/23/2008										80,638	59.42	2,397,368
	12/15/2008								32,820(6)	216,284
Mark N. Schroeder	1/2/2008	160,000	320,000	560,000
Charles A. Ebetino, Jr.	1/2/2008	160,000	320,000	560,000
Joseph W. Bean	1/2/2008	97,500	195,000	341,250

(1)	Represents annual incentive award opportunities under Patriot’s Annual Management Incentive Plan. For additional details, see “2008 Annual Incentive Payouts” on page 20 of this Proxy Statement.

(2)	The restricted stock unit awards included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above relate to the additional units that may be earned based on achievement of super-performance metrics for the period November 1, 2007 to December 31, 2012, November 1, 2007 to December 31, 2013 and November 1, 2007 to December 31, 2014, which will be calculated on the December 31 following the fifth, sixth and seventh anniversaries of the spin-off. All unearned performance-based restricted stock units will be forfeited upon termination of employment with the Company for any reason.

(3)	The value of restricted stock awards, option awards and restricted stock unit awards is the grant date fair value determined under FAS 123R for financial statement reporting purposes. A discussion of the relevant fair value assumptions is set forth in Note 23 to the Company’s consolidated financial statements on pages F-45 through

F-47 of the Annual Report on Form 10-K for the year ended December 31, 2008. The Company cautions that the amount ultimately realized by the named executive officers from the stock, unit and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(4)	Restricted stock will fully vest on the third anniversary of the grant date, or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change in control occurs. Any unvested restricted stock will be forfeited upon termination of employment with the Company for any reason other than death or disability prior to the third anniversary of the grant date.

(5)	Restricted stock units vest 50% on November 1, 2012, 25% on November 1, 2013 and the remaining 25% on November 1, 2014, or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. All unvested restricted stock units will be forfeited upon termination of employment with the Company for any reason other than death or disability.

(6)	Restricted stock units will fully vest on the fourth anniversary of the grant date, or earlier upon termination of employment with the Company because of death or disability, or if a change in control occurs. All unvested restricted stock units will be forfeited upon termination of employment with the Company for any reason other than death or disability.

(7)	The options vest 50% on November 1, 2012, 25% on November 1, 2013 and the remaining 25% on November 1, 2014, or earlier if the named executive officer terminates employment with Patriot because of death or disability, or if a change in control occurs. Any stock options that are not exercisable will be terminated upon termination of employment with Patriot for any reason other than death or disability prior to the time such stock options have become vested and exercisable. No stock options can be exercised after October 31, 2017, but the ability to exercise the stock options may terminate sooner upon the occurrence of certain events.

(8)	The exercise price for all options is equal to the closing market price per share of the Common Stock on the grant date.

(9)	Pursuant to the terms of his employment agreement, Mr. Vining was eligible to earn annual incentive payments under Patriot’s Annual Management Incentive Compensation Plan for the full calendar year 2008, in lieu of receiving a pro rata bonus under Magnum’s prior bonus program.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2008. The Company cautions that the amount ultimately realized by the named executive officers from the outstanding equity awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of exercises and sales.

All unexercisable options and unvested restricted shares or time-based restricted stock units reflected in the table below are subject to forfeiture by the holder if the holder terminates employment for any reason other than death or disability. Upon death, disability or change in control of the Company, all such awards would vest in full. Unvested performance-based restricted stock units are subject to forfeiture by the holder if the holder terminates employment for any reason.

					Stock Awards
								Equity
	Option Awards							Incentive Plan
								Awards:	Equity Incentive
								Number of	Plan Awards:
	Number of	Number of						Unearned	Market or Payout
	Securities	Securities						Shares, Units	Value of
	Underlying	Underlying			Number of Shares		Market Value of	or Other	Unearned Shares,
	Unexercised	Unexercised	Option		or Units of Stock		Shares or Units of	Rights That	Units or Other
	Options	Options	Exercise	Option	That Have Not		Stock That Have	Have Not	Rights That Have
	(#)	(#)	Price	Expiration	Vested		Not Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)(1)	(#)(2)	($)(3)

Richard M. Whiting								238,002	1,487,513
					93,334	(6)	583,338
					158,668	(8)	991,675
		372,850 (4)	18.75	11/1/2017
Paul H. Vining								49,230	307,688
					20,196	(7)	126,225
					32,820	(9)	205,125
		80,638 (5)	59.42	11/1/2017
					32,820	(10)	205,125
Mark N. Schroeder								71,250	445,313
					24,000	(6)	150,000
					47,500	(8)	296,875
		111,620 (4)	18.75	11/1/2017
Charles A. Ebetino, Jr.								71,250	445,313
					24,000	(6)	150,000
					47,500	(8)	296,875
		111,620 (4)	18.75	11/1/2017
Joseph W. Bean								40,152	250,950
					11,000	(6)	68,750
					26,768	(8)	167,300
		62,900 (4)	18.75	11/1/2017

(1)	The market value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2008, $6.25 per share.

(2)	The number of restricted stock units shown includes the performance-based awards and is based on the assumption that all super-performance goals were achieved. The super-performance targets are described in detail under the “One-Time Long-Term Incentive Awards” in the Compensation Discussion and Analysis in Patriot’s 2008 Proxy Statement. Time-vested restricted stock units are separately described in footnote (8) below.

(3)	The payout value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2008, $6.25 per share, and the assumption that all super performance goals were achieved.

(4)	The options were granted on November 1, 2007, and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(5)	The options were granted on July 23, 2008, and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013 and the remaining 25 percent on November 1, 2014.

(6)	The restricted stock was granted on November 1, 2007, and cliff vests on November 1, 2010.

(7)	The restricted stock was granted on July 23, 2008 and cliff vests on July 23, 2011.

(8)	These time-vested restricted stock units were granted on November 1, 2007 and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(9)	These time-vested restricted stock units were granted on July 23, 2008 and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013 and the remaining 25 percent on November 1, 2014.

(10)	The restricted stock units were granted on December 15, 2008, and cliff vest on December 15, 2012.

OPTIONS EXERCISED AND STOCK VESTED IN 2008

None of the named executive officers exercised any stock options or had any stock awards that vested during 2008.

NON-QUALIFIED DEFERRED COMPENSATION

Effective November 1, 2007, the Company adopted the Patriot Coal Corporation Supplemental 401(k) Retirement Plan (“Supplemental Plan”) for the benefit of a select group of management and highly compensated employees, including the named executive officers. The Supplemental Plan is an excess benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and a non-qualified deferred compensation plan subject to Section 409A of the Internal Revenue Code.

Three categories of employees are eligible to participate in the Supplemental Plan. The first category consists of employees whose eligible compensation for the preceding year exceeded the limit under Section 401(a)(17) of the Internal Revenue Code for the current year (or, in the case of a newly hired employee, whose eligible compensation for the current year is anticipated to exceed that limit). Those participants may irrevocably elect, prior to the beginning of the year (or, in the case of a newly hired employee, within 30 days after commencing employment), to have from 1% to 60% of their eligible compensation that (a) exceeds the limit under Section 401(a)(17) or (b) would cause their contributions to the 401(k) Plan to exceed the limits under Section 415 of the Internal Revenue Code (determined without regard to any election changes under the 401(k) Plan during the year), deferred and credited to the Supplemental Plan. Matching credits equal to 100% of a participant’s deferral for up to 6% of eligible compensation each pay period are also credited to those participants. Those participants are also credited with performance credits equal to the performance contributions that would have been made under the 401(k) Plan without regard to the limits of Sections 401(a)(17) and 415, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf.

In addition, employees for whom performance contributions under the 401(k) Plan for any year are limited by Internal Revenue Code Sections 401(a)(17) and 415 are credited with performance credits for that year equal to the performance contributions that would have been made without regard to those limits, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf.

Employees who are employed at the level of director or above and are eligible for a long-term incentive plan may be credited with discretionary credits in an amount, if any, determined by the Company.

An amount equal to the deferrals, matching credits, performance credits and discretionary credits by or for each participant are credited to a separate account established for the participant. Each participant’s account is credited with earnings and losses as if it were invested in various investment funds offered under the 401(k) Plan, as directed by the participant. All earnings or losses are based on appreciation or depreciation in the fair market value of the investment funds in which the participant is deemed to have invested his or her accounts and are credited to accounts based on account balances on valuation dates.

Upon a participant’s normal retirement date (which is on or after the participant reaches sixty-two years of age), the participant’s accounts become fully vested (if not already fully vested) and are distributed to him or her in a lump sum. Such distribution shall be made on the later of (a) the date which is six months after the participant’s normal retirement date, and (b) January 31 of the calendar year immediately following the calendar year in which the participant’s normal retirement date occurs. In the event a participant’s employment with the Company is terminated prior to the earlier of his or her death or normal retirement date, the participant receives the vested portion of his or her accounts in a lump sum. Upon a participant’s death, his or her accounts become 100% vested and nonforfeitable and distributable to his or her beneficiaries in accordance with the plan.

A participant’s pre-tax matched account is 100% vested and nonforfeitable at all times. The participant’s Company pre-tax matching account vests and becomes nonforfeitable in accordance with the following schedule:

Percentage of
Years of Service	Account Vested

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

The portion of a participant’s discretionary account which is vested and nonforfeitable is determined in accordance with a separate agreement entered into with the participant. The nonvested portion of the Company pre-tax matching and discretionary accounts of a participant whose employment with the Company is terminated prior to the earlier of his or her death or normal retirement date is forfeited immediately upon termination.

The Supplemental Plan is unfunded, and all payments are made from the Company’s general assets. The following table provides details with respect to each named executive officer’s contributions, earnings and withdrawals under the Supplemental Plan.

2008 Non-Qualified Deferred Compensation Table

					Aggregate
	Executive	Company		Aggregate	Balance as of
	Contributions in	Contributions in	Aggregate	Withdrawals/	December 31,
	2008	2008	Earnings in 2008	Distributions	2008
Name	($)	($)	($)	($)	($)

Richard M. Whiting	35,761	34,229	(18,271)	0	66,902
Paul H. Vining	0	0	0	0	0
Mark N. Schroeder	58,750	20,659	(25,220)	0	89,094
Charles A. Ebetino, Jr.	73,125	17,301	(12,158)	0	97,655
Joseph W. Bean	12,156	5,001	355	0	17,512

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into employment agreements with its named executive officers and with certain other key executives. The terms of those agreements, including the provision of post-termination benefits, as described in detail below, were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at our peer companies.

The Chief Executive Officer’s employment agreement will extend from day-to-day so that there is at all times remaining a term of three years. Following a termination without cause or resignation for good reason, the Chief Executive Officer would be entitled to a payment equal to (a) three years’ base salary, plus (b) three times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses we paid in respect of the three prior years plus (c) three times six percent of base pay. One-third of this severance payment would be payable in a lump sum on the six-month anniversary of the date of separation from service, with the remainder payable in a lump sum on the first anniversary of separation from service. Upon termination, the CEO would also be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days he was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to other executives. He would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for three years following termination. If the CEO is terminated without cause or resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination of the CEO’s employment. If the CEO is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

The employment agreement for the President and Chief Operating Officer has an initial three-year term, which may be extended by mutual agreement. During the initial three-year term, following a termination without cause or resignation for good reason, the Chief Operating Officer would be entitled to a payment equal to (a) two years’ base salary, plus (b) two times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual bonus we paid in respect of the three prior years plus (c) two times six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of his separation from service and the remaining one-half would be paid in a lump sum on the first anniversary of his separation from service. In addition, he would be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days the executive officer was employed during the year of termination and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to our other executives. He would also be entitled to receive qualified and non-qualified retirement life insurance, medical and other benefits for two years following termination. If he is terminated without cause or resigns for good reason following a change of control during the term of the employment agreement, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change in control and would not be forfeited upon subsequent termination of the President and Chief Operating Officer’s employment. If he is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement. Under his employment agreement, he is also entitled to a retention award equal to $1,000,000 (with one-half of the award payable on July 23, 2009, provided that Mr. Vining is employed by the Company through that date, and one-half of the award payable on July 23, 2010, provided that Mr. Vining is employed by the Company through that date).

The employment agreements for the other named executive officers will extend from day-to-day so that there is at all times a remaining term of one year. Following a termination without cause or resignation for good reason, each would be entitled to a payment equal to (a) one year of base salary, plus (b) the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses we paid in respect of the three prior years plus (c) six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of the executive’s separation from service and the remaining one-half would be paid in six equal monthly payments beginning on the seven-month anniversary of the executive’s separation from service. In addition, each would be entitled to a one-time prorated bonus for the year of termination (based on our actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days the executive officer was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to our other executives. Each would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for one year following termination. If the named executive officer is terminated without cause or resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination. If the named executive officer is terminated without cause or resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

If any of the named executive officers is terminated for cause or resigns without good reason, the compensation due to that officer would only include accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time. If that officer is terminated due to death or disability, he would be entitled to receive accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time, as well as accelerated vesting on all time-vested equity awards. He also would receive a pro-rated bonus for the year of termination, as described above.

Under all executives’ employment agreements, Patriot would not be obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan’s tax status. Continuing benefit coverage would terminate to the extent an executive is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include noncompetition and nonsolicitation covenants that will be effective during and for one year following employment. If an executive breaches any of his or her confidentiality, noncompetition or nonsolicitation covenants, the executive will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by an executive as a result of “excess parachute payments,” as defined by IRS regulations, Patriot will pay additional amounts so that the executive would be in the same financial position as if the excise taxes were not incurred.

Under the executives’ employment agreements, “good reason” is defined as (i) a reduction by Patriot in the executive’s base salary, (ii) a material reduction in the aggregate program of employee benefits and perquisites to which the executive is entitled (other than a reduction that generally affects all executives), (iii) a material decline in the executive’s bonus or long-term incentive award opportunities, (iv) relocation of the executive’s primary office by more than 50 miles from the location of the executive’s primary office or (v) any material diminution or material adverse change in the executive’s title, duties, responsibilities or reporting relationships. Resignation without “good reason” includes voluntary termination by the employee and also any other reason that is not included in the definition of good reason.

A “change of control” is defined as (a) a person (with certain exceptions) becoming the direct or indirect beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company, (b) if, during any period of twelve months, the constitution of Patriot’s Board of Directors changes such that individuals who were directors at the beginning of that period, and new directors (other than directors nominated by a person who has entered into an agreement with Patriot that would constitute a “change of control” or by any person who has announced an intention to take or to consider taking actions which if consummated would constitute a “change of control”) whose election by Patriot’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of the Company’s stockholders or at least three-fourths of Patriot’s directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority of Patriot’s Board of Directors, (c) the consummation of any merger, consolidation, plan of amalgamation, reorganization or similar transaction or series of transactions in which the Company is involved, unless the stockholders of the Company immediately prior thereto continue to own more than 50% of the combined voting power of the Company or the surviving entity in substantially the same proportions or (d) the consummation of a sale or disposition by the Company of all or substantially all of its assets (with certain exceptions).

The tables below reflect the amount of compensation that would have been payable to each of the named executive officers in the event of termination of such executives’ employment, per the terms of their employment agreements and long-term incentive agreements. The amount of compensation payable to each named executive officer upon Retirement, Death or Disability, Involuntary Termination “Without Cause” or “For Good Reason”, and Involuntary Termination as a Result of Change of Control is shown below. The amounts shown assume that termination was effective as of December 31, 2008, and are estimates of the amounts that would have been paid to the executives upon their termination. The actual amounts that would be payable can be determined only at the time of the executives’ termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time as those amounts would be paid in the event of termination of employment for any reason.

Estimated Incremental Value Upon Termination

				Involuntary
				Termination	Involuntary
				“Without Cause”	Termination as a
			Death or	or “For Good	Result of Change
	Retirement		Disability	Reason”	in Control
Name	($)		($)(1)	($)(2)	($)(3)

Richard M. Whiting	—		1,935,013	5,051,885	6,626,898
Paul H. Vining	—		818,100	2,796,274	4,418,366
Mark N. Schroeder	—		616,275	929,151	1,376,026
Charles A. Ebetino, Jr.	169,400	(4)	616,275	916,846	1,363,721
Joseph W. Bean	—		348,053	672,771	908,821

(1)	For each named executive officer, compensation payable upon Death or Disability would include a) prorated annual incentive for year of termination, b) 100% payment of the time-vested portion of outstanding restricted stock units, and c) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards and restricted stock, per the terms of the executive’s grant agreement. For purposes of this table, the prorated annual incentive was equal to 100% of the non-equity incentive plan compensation, as shown in the Summary Compensation Table on page 25 of this Proxy Statement, and payment of restricted stock units reflects the values for the 2008 restricted stock units as shown in the Outstanding Equity Awards Table on page 28 of this Proxy Statement. Amounts do not include life insurance payments in the case of death.

(2)	“Cause” is defined to include (i) any material and uncorrected breach by the executive of the terms of his employment agreement, including but not limited to engaging in disclosure of secret or confidential information, (ii) any willful fraud or dishonesty of the executive involving the property or business of the Company, (iii) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing or (iv) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment.

For Mr. Whiting, the compensation payable would include a) severance payments of three times base salary, b) a payment equal to three times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) three times six percent of base pay and e) continuation of benefits for three years.

For Mr. Vining, the compensation payable would include a) severance payments of two times base salary, b) a payment equal to two times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) two times six percent of base pay and e) continuation of benefits for two years.

For Messrs. Schroeder, Ebetino and Bean, the compensation payable would include a) severance payments of one times base salary, b) a payment equal to one times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, c) prorated annual incentive for year of termination, d) six percent of base salary and e) continuation of benefits for one year.

(3)	Reflects total estimate of compensation payable as a result of both a change of control and a termination of employment, as detailed in the Estimated Current Value of Change of Control Benefits Table on page 34 of this Proxy Statement. This includes the value of accelerated vesting of stock options, restricted stock and time-based restricted stock units.

(4)	Mr. Charles A. Ebetino, Jr., was eligible for retirement (age 55, with 5 years of service) as of December 31, 2008. For Mr. Ebetino, the compensation payable would include a pro-rated annual incentive for the assumed year of retirement.

The named executive officers would be entitled to receive certain benefits upon a change of control of the Company under the terms of their individual employment agreements and long-term incentive agreements. The actual value of these benefits would be known only if and when they become eligible for payment. The following table provides an estimate of the value that would have been payable to each named executive officer assuming a change of control of the Company had occurred on December 31, 2008, including a gross-up for certain taxes in the event that any payment made in connection with the change of control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Estimated Current Value of Change of Control Benefits

	Severance	Estimated Tax	Accelerated Vesting of Unvested LTIP Awards
	Amount	Gross Up	($)(3)			Total
Name	($)(1)	($)(2)	Restricted Stock	Stock Options	Restricted Stock Units	($)

Richard M. Whiting	5,051,885		583,338	0	991,675	6,626,898
Paul H. Vining	2,796,274	1,085,617	126,225	0	410,250	4,418,366
Mark N. Schroeder	929,151		150,000	0	296,875	1,376,026
Charles A. Ebetino, Jr.	916,846		150,000	0	296,875	1,363,721
Joseph W. Bean	672,771		68,750	0	167,300	908,821

(1)	The severance amount is equal to the amount shown in the “Involuntary Termination ‘Without Cause’ or ‘For Good Reason”’ column in the Estimated Incremental Value Upon Termination Table on page 33 of this Proxy Statement.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax. Excise tax is equal to 20% times the excess parachute payment. An excess parachute payment is triggered when the change of control amount is greater than the safe harbor amount (equal to 3x the base amount less $1; base amount is the average of the previous five years’ W-2 earnings); actual excess parachute payment is equal to the difference between the preliminary change of control amount and the base amount. The gross up calculation assumes no allocation of any amounts to the covenant not to compete provision in each executive’s employment agreement, notwithstanding that such allocation is permissible in certain circumstances under applicable tax rules. Such an allocation may have the effect of reducing or eliminating any gross up payment. Among the named executive officers, only Mr. Vining’s assumed aggregate change of control benefits would exceed the safe harbor amount.

(3)	Reflects the value an executive could realize as a result of the accelerated vesting of any unvested equity awards (based on the stock price on the last business day of 2008, $6.25).

DIRECTOR COMPENSATION

Compensation of non-employee directors is comprised of cash compensation, consisting of annual retainer and committee fees, and equity compensation, consisting of deferred stock units. Each of these components is described in more detail below.

Annual Board/Committee Fees

Eligible non-employee directors receive an annual cash retainer of $60,000. Non-employee directors who serve on more than one committee receive an additional annual $10,000 cash retainer. The Audit Committee Chairperson receives an annual $15,000 cash retainer, and the other Audit Committee members receive additional annual $5,000 cash retainers. The Chairs of the Compensation and Nominating & Governance Committees each receive an additional annual $10,000 cash retainer.

Michael P. Johnson joined Patriot’s Board of Directors in July 2008 and received a pro-rata portion of the annual cash retainer, a pro-rata portion of the cash retainer for serving on more than one committee and a pro-rata portion of the cash retainer for serving as the Chair of the Compensation Committee. Robb E. Turner and John F. Erhard joined the Board of Directors on July 24, 2008 following the Magnum acquisition, pursuant to a Voting and Standstill Agreement dated April 2, 2008 between Patriot and certain Magnum stockholders. Messrs. Turner and Erhard are not compensated by Patriot for their service as directors.

The Company pays travel and accommodation expenses of directors to attend meetings and other corporate functions. Directors do not receive meeting attendance fees.

Annual Equity Compensation

Eligible non-employee directors of the Company receive an initial award of deferred stock units valued at $75,000 upon joining the Board of Directors. In addition, non-employee directors receive an annual award of deferred stock units valued at $65,000. As a result of the timing of the 2007 grants in November 2007, annual awards of deferred stock units were not made to non-employee directors in 2008 other than to Michael P. Johnson, who received an initial deferred stock unit award valued at $75,000 and a pro-rated annual award of $32,500 upon joining the Board of Directors.

The deferred stock units vest on the first anniversary of the grant date and will be settled in Common Stock upon the third anniversary of the grant date. In the event of a change of control of Patriot (as defined in Patriot’s Long-Term Equity Incentive Plan), all restrictions related to the deferred stock units will lapse. The deferred stock units provide for vesting in the event of death or disability or termination of service without cause with consent of our Board of Directors.

Director Compensation in 2008

	Fees Earned
	or Paid in	Stock Awards
Name	Cash ($)	($)(1)(2)	Total ($)

Chairman
Irl F. Engelhardt(3)	—	—	—
Non-Employee Directors
J. Joe Adorjan	70,000	116,687	186,687
B.R. Brown	70,000	116,687	186,687
John F. Erhard	—	—	—
Michael P. Johnson	60,000	47,133	107,133
John E. Lushefski	80,000	116,687	196,687
Michael M. Scharf	85,000	116,687	201,687
Robb E. Turner	—	—	—
Robert O. Viets	85,000	116,687	201,687

(1)	The value of the deferred stock units was the compensation expense recognized for financial statement reporting purposes in 2008 in accordance with FAS 123R. For all non-employee directors, the grant date fair values for deferred stock units determined under FAS 123R for financial reporting purposes was $65,000 for annual equity compensation and $75,000 for the initial award given to Michael P. Johnson upon joining the Board of Directors. A discussion of the relevant fair value assumptions for awards granted in 2008 is set forth in Note 23 to the Company’s consolidated financial statements on pages F-45 through F-47 of the Annual Report on Form 10-K for the year ended December 31, 2008, and for awards granted in prior years in the corresponding note to the Company’s consolidated financial statements in the Annual Report on Form 10-K for such years. The Company cautions that the amount ultimately realized by the non-employee directors from the deferred stock unit awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of sales.

(2)	As of December 31, 2008, the aggregate number of deferred stock units outstanding for each non-employee director was as follows: Mr. Adorjan, 7,468; Mr. Brown, 7,468; Mr. Johnson, 1,894; Mr. Lushefski, 7,468; Mr. Scharf, 7,468; and Mr. Viets, 7,468.

(3)	Mr. Engelhardt, Chairman of the Board and Executive Advisor of the Company, serves as an executive officer of the Company and receives salary and other compensation pursuant to the terms of his employment agreement with the Company. Based upon the SEC rules, Mr. Engelhardt was not a named executive officer with respect to 2008 and as a result his compensation was not required to be disclosed. For a summary of his employment agreement, see Patriot’s 2008 Proxy Statement. He receives no additional compensation for his services on the Board of Directors.

Director Stock Ownership

Under the Company’s share ownership guidelines for directors, non-employee directors are encouraged to acquire and retain Company stock having a value equal to at least three times their annual retainer. Such directors are encouraged to meet these ownership levels within three years after joining the Board.

The following table summarizes the non-employee director ownership of Company Common Stock as of March 23, 2009.

				Ownership
				Guidelines,		Ownership
				Relative to		Relative to
	Share Ownership		Share Ownership	Annual Retainer		Annual Retainer
Name	(#)(1)		($)(2)	(3)		(4)

Chairman
Irl F. Engelhardt	425,885		1,767,423	—		—
Non-Employee Directors
J. Joe Adorjan	30,396		126,143	3	x	2.1	x
B.R. Brown	30,834		127,961	3	x	2.1	x
John F. Erhard	0	*
Michael P. Johnson	12,722		52,796	3	x	0.9	x
John E. Lushefski	17,396		72,193	3	x	1.2	x
Michael M. Scharf	20,396		84,643	3	x	1.4	x
Robb E. Turner	0	*
Robert O. Viets	24,486		101,617	3	x	1.7	x

(1)	Includes shares acquired through open market purchases and deferred stock units in accordance with the non-employee Board of Director compensation ownership guidelines.

(2)	Value is calculated based on the closing market price per share of the Company’s Common Stock on March 23, 2009, $4.15.

(3)	For 2008, the base annual retainer was $60,000.

(4)	Represents current ownership, shown as a multiple of the base annual retainer of $60,000.

*	As officers of ArcLight Capital Partners, LLC (“ArcLight Capital”), the investment adviser to the ArcLight Funds (as defined herein) and in accordance with ArcLight Capital’s internal policies, Messrs. Turner and Erhard are prohibited from directly owning shares of Company Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Affiliates of ArcLight

Messrs. Erhard and Turner are affiliated with ArcLight Capital Partners, LLC (“ArcLight Capital”), the investment adviser to ArcLight Energy Partners Fund I, L.P. (“ArcLight Fund I”) and ArcLight Energy Partners II, L.P. (“ArcLight Fund II”) which are significant stockholders of the Company. ArcLight Fund I and ArcLight Fund II are collectively referred to as the “ArcLight Funds”.

ArcLight Capital Holdings, LLC (“ACH”) manages ArcLight PEF GP, LLC (“Fund I GP”) and ArcLight PEF GP II, LLC (“Fund II GP”), the general partners of the ArcLight Funds, and is a sub-adviser to the ArcLight Funds. ArcLight Capital is the investment adviser to the ArcLight Funds and the sole member of ACH. Prior to the acquisition of Magnum by the Company on July 23, 2008 (the “Merger”), the ArcLight Funds, together, were a majority stockholder of Magnum. In connection with the Merger, the ArcLight Funds received 13,197,324 shares of Company Common Stock, as adjusted by the Company’s 2-for-1 stock split effective August 11, 2008.

Mr. Erhard is employed by ACH and is a member of, and investor in, the Fund I GP and Fund II GP. As a result of the relationship between Mr. Erhard and the ArcLight Funds and Mr. Erhard’s ownership interests in the Fund I GP and Fund II GP, Mr. Erhard has an indirect beneficial interest in the Company.

Mr. Turner is employed by ACH and is a member of, and investor in, the Fund I GP, Fund II GP and ArcLight Capital. Mr. Turner is also a manager and senior partner of ArcLight Capital. As a result of the relationship between Mr. Turner and the ArcLight Funds and Mr. Turner’s ownership interests in the Fund I GP, Fund II GP and ArcLight Capital, Mr. Turner has an indirect beneficial interest in the Company.

A subsidiary of the ArcLight Funds and certain of its affiliates are entitled to certain royalty proceeds from the Company’s wholly-owned subsidiary, Magnum. In 2008, royalties in the amount of $1,567,634 were paid to a subsidiary of the ArcLight Funds by Magnum.

Policy for Approval of Related Person Transactions

The Nominating & Governance Committee is responsible for reviewing and approving all transactions between the Company and certain “related persons,” such as its executive officers, directors and owners of more than 5% of the Company’s voting securities in accordance with our written policy. Such transactions are generally reviewed before entry into the related person transaction. In addition, if any of our specified officers becomes aware of a related party transaction that has not been previously approved or ratified, such related person transaction will be promptly submitted thereafter to the Committee for its review. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to the Company, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) the best interests of the Company and stockholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Related Party Transactions” and is available in print to any stockholder who requests it. Information on our website is not considered part of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by the Company’s stockholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Company’s stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” on page 11 of the Proxy Statement and “Fees Paid to Independent Registered Public Accounting Firm” on page 12 of the Proxy Statement.

The Board of Directors recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

APPROVAL OF THE PATRIOT COAL CORPORATION
2007 LONG-TERM EQUITY INCENTIVE PLAN (ITEM 3)

The Board of Directors of Patriot Coal Corporation believes that it is important to give officers, key employees, directors, independent contractors and other service providers the right to acquire shares of Company Common Stock, or receive monetary payments based on the value of such Common Stock or based on the achievement of certain goals on a basis mutually advantageous to such individuals and the Company, and therefore to provide an incentive for such individuals to contribute to the success of the Company and align their interests with the interests of the Company stockholders. Consistent with this view, in connection with the spin-off of the Company from Peabody Energy Corporation, we adopted the Patriot Coal Corporation Long-Term Equity Incentive Plan (the “LTIP”). Prior to the spin-off, the LTIP was approved by Peabody’s compensation committee, as our sole stockholder, and in connection with the spin-off, the LTIP was approved by the Patriot Coal Corporation Board of Directors.

Our stockholders are asked to approve the LTIP to qualify certain compensation awards that may be made after our 2009 Annual Meeting under the LTIP as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). Performance-based compensation granted under the LTIP prior to the 2009 Annual Meeting satisfies Section 162(m) under transition rules applicable to public companies that have been spun-off from other public companies. If the stockholders do not approve the LTIP, the Compensation Committee of the Board will consider other alternatives, including, but not limited to, granting awards that are not deductible under Section 162(m) of the Code (“Section 162(m)”).

Summary of the LTIP

The following brief summary of certain features of the LTIP is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached to this Proxy Statement as Annex A.

Administration

The LTIP will be administered by the Board or the Compensation Committee of the Board, as the Board will determine (the “Administrator”). The Administrator will have sole discretion over determining persons eligible to participate in the LTIP and the terms of awards issued under the LTIP. Subject to the provisions of the LTIP, the Administrator will have the exclusive authority to interpret and administer the LTIP, to establish rules relating to the LTIP, to delegate some or all of its authority under the LTIP and to take all other actions in connection with the LTIP and benefits granted under the LTIP as the Administrator may deem necessary or advisable.

Shares Reserved Under the LTIP

Subject to adjustments for changes in capital stock, an aggregate number of 5,200,000 shares of Common Stock (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008) will be available for issuance under the LTIP. The maximum number of shares of Common Stock or stock-based units subject to any awards that may be granted under the LTIP in any calendar year to any individual shall not exceed 1,500,000 shares or units (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008). Shares of Common Stock underlying expired, canceled or forfeited awards or shares underlying awards that are settled in cash shall be added back into the number of shares available for issuance under the LTIP (“LTIP Maximum”). When the delivery of shares of Common Stock to the Company is used by a participant to pay for the exercise price of stock options or shares withheld from distribution to the participant, the LTIP Maximum will be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, sale by the Company of all or a substantial portion of its assets of the Company, reorganization, rights offering, partial or complete liquidation or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator shall make such substitution or adjustments in the (1) number and kind of shares that may be delivered under the LTIP; (2) additional maximums imposed in the LTIP; (3) number and kind of shares subject to outstanding awards; (4) exercise price of outstanding stock options and stock appreciation rights; or (5) other characteristics or terms of awards as it may deem appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided that the number of shares subject to any award shall always be a whole number. Shares issued under the LTIP may be authorized but unissued shares or treasury shares. As of March 23, 2009, the closing price of a share of Common Stock on the NYSE was $4.15.

Participants

Grants under the LTIP may be made to officers, key employees, directors, independent contractors and other service providers of the Company. The persons currently eligible to participate in the LTIP are approximately 111 officers and key employees and 6 directors of the Company or certain subsidiaries of the Company. The Administrator shall consider the factors it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

Types of Awards

The LTIP is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The LTIP permits the issuance of awards in a variety of forms, including (1) restricted stock; (2) incentive stock options; (3) non-qualified stock options; (4) stock appreciation rights (“SARs”); (5) performance awards; (6) stock units ; and (7) deferred stock units.

Restricted Stock

Shares of Common Stock may be issued or transferred under the LTIP at a purchase price less than fair market value on the date of issuance or transfer, or as a bonus subject to the terms of a restricted stock agreement (“Restricted Stock”). For Restricted Stock issued or transferred under the LTIP, the Administrator will determine the purchase price, if any, the restricted period, the restrictions themselves (including, without limitation, restrictions on sale or disposition, reacquisition rights of the Company, forfeiture or vesting requirements) and how the Restricted Stock is to be delivered. However, in no event shall the Administrator establish a period of restriction or a vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate. Unless otherwise provided by the Administrator, the participant shall be entitled to the dividends paid with respect to the Restricted Stock during the restricted period. The participant shall also be entitled to vote the Restricted Stock during the restricted period.

Incentive Stock Options

Incentive stock options (“ISOs”) meet the requirements of Section 422 of the Code. The exercise period for any ISO granted under the LTIP will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or 5 years from the date of grant in the case of an ISO granted to a 10% or more stockholder of the Company. The exercise price for ISOs granted under the LTIP will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more stockholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price of an ISO may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement). The maximum number of ISOs that may be granted to an individual in any calendar year shall not exceed 200,000 shares (as adjusted by the Administrator to reflect the 2-for-1 stock split effective August 11, 2008).

Non-Qualified Stock Options

Non-qualified stock options (“NQSOs”) are stock options to purchase Common Stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator and are subject to the terms of an option agreement, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of Common Stock on the date the NQSO is granted. Like ISOs, the exercise price for NQSOs may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Stock Appreciation Rights

A stock appreciation right (“SAR”) is a right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to the terms and conditions set forth in a SAR agreement, provided that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The Administrator shall establish, at the time of grant, a maximum amount payable upon exercise of a SAR along with other conditions on the exercise of a SAR. A SAR may be made in cash or shares of Common Stock. A SAR will be exercisable not later than 10 years after the date it is granted and will expire in accordance with the terms established by the Administrator.

Performance Awards

The Administrator is authorized to condition any type of award or cash payment on the performance of the Company utilizing business criteria or other measures of the Company’s performance it deems appropriate. The Administrator may utilize one or more of the following business criteria for the Company in establishing the performance goals for a performance award: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly-available index; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; or (15) total revenues. The Administrator shall not establish a period of restriction or a vesting period of less than two years following the date a performance award is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate. Settlement of performance awards may be in cash, Common Stock, other awards or other property, in the discretion of the Administrator. If the Administrator determines that a performance award to be granted to a person the Administrator regards as likely to be a “covered employee” within the meaning of Section 162(m) should qualify as “performance-based compensation” for purposes of Section 162(m), the grant and/or settlement of such performance award shall be contingent upon achievement of pre-established performance goals and other terms as set forth in the LTIP.

Stock Units

Stock units (“Stock Units”) represent the right to receive shares of Common Stock from the Company at a designated time in the future, subject to terms and conditions as may be set forth in a stock unit agreement. The recipient generally does not attain the rights of a stockholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of stock units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the stock units. The Administrator shall not establish a period of restriction or a vesting period of less than two years following the date such Stock Unit is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, disability or change of control, as the Administrator shall deem appropriate.

Deferred Stock Units

Deferred stock units represent the right to receive shares of Common Stock from the Company at a designated time in the future, subject to terms and conditions as may be set forth in a deferred stock unit agreement. The recipient generally does not attain the rights of a stockholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of deferred stock units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the deferred stock units.

Merger, Consolidation, Acquisition or Reorganization

The Board, on the terms and conditions as it may deem appropriate, may authorize the issuance of awards or the assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization.

Nontransferability

Awards granted under the LTIP may not be transferred other than by will or the laws of descent and distribution, except that NQSOs may be transferred, without consideration, to a Permitted Transferee (as defined in the LTIP).

Duration

Unless the LTIP is discontinued earlier by the Board of Directors, no award shall be granted on or after October 22, 2017.

Amendments; Prohibitions

Unless stockholder approval is required by law, agreement, or any applicable listing standards, the Board may amend, alter or discontinue the LTIP, other than any amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the LTIP, without the recipient’s consent (except an amendment made to avoid an expense charge to the Company or to permit the Company to take a deduction in compliance with the Code). In addition, neither the Board nor the Administrator will be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

Employment Agreements

In the event a participant is a party to an employment agreement with the Company or a subsidiary that provides for vesting or extended exercisability of equity compensation awards on terms more favorable to the participant than the participant’s award agreement or the LTIP, the employment agreement shall be controlling; provided that (a) if the participant is subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934, any terms in the employment agreement requiring the Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Securities Exchange Act of 1934 to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the participant and the Company agree it shall not be controlling.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences associated with stock options, SARs, Restricted Stock, performance awards, Stock Units and deferred stock units granted under the LTIP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Restricted Stock

Participant

Generally, a participant will not recognize taxable income at the time of grant of an award of Restricted Stock. However, a participant may make an election under section 83(b) of the Code (Section 83(b)) to be taxed at the time of grant. If a participant does not elect under Section 83(b) to recognize income at the time of grant, the participant will recognize ordinary income at the time of vesting. The ordinary income will be equal to the excess of the fair market value of the Restricted Stock at the time the shares vest over any amount the participant paid for the Restricted Stock. A participant may elect under Section 83(b) to include as ordinary income in the year of grant an amount equal to the excess of the fair market value of the shares on the grant date over any purchase price paid for the Restricted Stock. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the Restricted Stock after the award is not taxed as compensation, but instead as a capital gain when the shares are sold or transferred. If the participant makes a Section 83(b) election and the Restricted Stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the Internal Revenue Service and the Company within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on Restricted Stock subject to a Section 83(b) election are taxed as dividends instead of compensation income.

The Company

The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of Restricted Stock. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Incentive Stock Options

Participant

Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left the Company’s employ more than three months before exercising the option. If the participant leaves the Company’s employ more than three months before exercising the option or transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of Common Stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such Common Stock exceeds (or is less than) the participant’s tax basis in the Common Stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of Common Stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, under proposed Treasury regulations, the participant’s basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company

The Company will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of Common Stock acquired upon exercise of an ISO, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant leaves the Company’s employ more than three months before exercising the option or transfers the Common Stock acquired upon the exercise of an ISO prior to the end of the Holding Period, the Company will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Non-Qualified Stock Options

Participant

Generally, a participant receiving a NQSO does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of Common Stock subject to the NQSO on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the NQSO is exercised.

If the participant who exercises a NQSO pays the exercise price by tendering shares of Common Stock of the Company and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the NQSO will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company

The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a NQSO.

Stock Appreciation Rights

Participant

Generally, a participant receiving a SAR does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a SAR, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the SAR was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the SAR is exercised.

The Company

The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Performance Awards, Stock Units and Deferred Stock Units

Participant

Generally, a participant will not recognize taxable income at the time of grant of a performance award, stock unit or deferred stock unit. A participant will recognize ordinary income at the time of settlement of such award in cash, Common Stock or other property. The ordinary income will be equal to the excess of the fair market value of the cash, Common Stock or other property distributed to the participant over any amount the participant paid for the award. The participant will have a capital gain (or loss) upon a subsequent sale of any shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the award was settled. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the award is settled.

The Company

The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a performance award, stock unit or deferred stock unit. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)

Section 162 provides that any compensation paid in a tax year to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by stockholders. “Covered employees” include a company’s chief executive officer, chief financial officer and the three other most highly compensated officers for the year in question.

New Plan Benefits

The benefits or amounts that will be received by or allocated to the named executive officers, other executives, non-executive directors and non-executive officer employees under the LTIP are not presently determinable. Stockholder approval of the LTIP is being sought to satisfy the requirements of Section 162(m).

The Board of Directors recommends that you vote “FOR” the approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan.

APPROVAL OF THE PATRIOT COAL CORPORATION
MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN (ITEM 4)

The Board of Directors of Patriot Coal Corporation believes annual performance-based incentive compensation is an essential tool to focus the interests of key employees in, and reward them for the achievement of, the key measures of our success and for increasing stockholder value. Consistent with this view, in connection with the spin-off of the Company from Peabody, we adopted the Patriot Coal Corporation Management Annual Incentive Compensation Plan (the “Plan”). Prior to the spin-off, the Plan was approved by the compensation committee of Peabody, as our sole stockholder, and in connection with the spin-off, the Plan was approved by the Patriot Coal Corporation Board of Directors.

Our stockholders are asked to approve the Plan to qualify certain compensation that may be paid after our 2009 Annual Meeting under the Plan as performance-based compensation for purposes of Section 162(m). Performance-based compensation paid under the Plan prior to the 2009 Annual Meeting satisfies Section 162(m) under transition rules applicable to public companies that have been spun-off from other public companies.

Summary of the Plan

The main features of the Plan are described below. The following summary is qualified by reference to the full text of the Plan, which is attached as Annex B to this Proxy Statement.

Administration

The Plan will be administered by the Compensation Committee of the Board, as it relates to awards granted to “covered employees” (as defined in Section 162(m). The Plan will be administered by the Board, the Committee or any person or committee authorized by the Board to establish compensation levels for other key employees (in each case, the “Plan Administrator”) . Each member of the Committee will be an “outside director,” as defined in Section 162(m), of the Company. The Plan Administrator will have full discretionary power to administer and interpret the Plan.

Eligibility

Currently, approximately 229 key employees who are designated individually or by class to be participants by the Plan Administrator will be eligible to receive awards under the Plan.

Awards

For each award to a participant under the Plan, the Plan Administrator will (1) establish a performance period of at least one year, (2) establish performance goals for each performance period and (3) set forth an award target that may be paid to a participant if the performance goals are achieved during the performance period. The Plan Administrator has authority under the Plan to impose any additional restrictions on awards as it may deem necessary or appropriate. No participant may receive payment of an award for which the maximum payout would exceed $5,000,000 during any calendar year.

Each performance goal will be based on organizational business criteria. Such criteria might include stock price, sales, return on equity, return on assets, return on investment, book value, expense management, earnings per share, cash flow, net income, individual performance, earnings before any or all of interest, taxes, depreciation, depletion and/or amortization, safety performance, business unit and site accomplishments, individual performance criteria, or any combination of the above. Any award under the Plan intended to qualify as performance-based for purposes of Section 162(m) will have performance-based goals based on the criteria specified in the immediately preceding sentence and will be objectively determinable.

Awards will only be paid following the applicable performance period after the Plan Administrator certifies in writing that the applicable performance goals were achieved with respect to such period and determines the amount to be awarded to the participant. Each award under the Plan shall be paid in a lump sum cash payment. Any award that becomes payable under the Plan will be paid in the calendar year immediately following the calendar year in which the performance period ends and no later than March 15 of such immediately following calendar year. Generally, a participant must be employed by us on the award payment date in order to receive an award. If the participant is not employed by us on the award payment date, and if the participant does not have a written agreement with us stating otherwise, the participant shall forfeit his or her award.

Plan Modification and Termination

The Board of Directors may modify or terminate the Plan at any time, effective at such date as the Board of Directors may determine.

Federal Income Tax Consequences

The following summary of some of the federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the federal income tax consequences described below.

If an award under the Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding since the participant will be our employee) at the time the award is paid in an amount equal to the cash or fair market value of its equivalent. For the same award, we will be entitled to a corresponding tax deduction, except for any amounts that are not deductible because of Section 162(m) of the Internal Revenue Code.

Section 162(m) provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by stockholders. Any compensation we pay to one of these employees that is over $1 million and not performance-based will not be deductible by us on our federal income tax return.

The Board of Directors recommends that you vote “FOR” the approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of the end of fiscal year 2008 with respect to (1) equity plans that were approved by our stockholders and (2) equity plans that have not been approved by our stockholders.

Equity Compensation Plan Information
Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,674,150	23.66	2,525,850
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,674,150	23.66	2,525,850	(1)

(1)	Includes 2,674,150 shares that can be issued under the LTIP pursuant to Restricted Stock, Stock Units, deferred stock units and performance awards, as well as stock options and SARs.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

If you wish to submit a proposal for inclusion in next year’s Proxy Statement and proxy, we must receive the proposal on or before December 1, 2009, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Patriot Coal Corporation, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141.

Under the Company’s by-laws, if you wish to nominate a director or bring other business before the stockholders at the 2010 Annual Meeting without having your proposal included in next year’s proxy statement:

•	You must notify the Corporate Secretary in writing at the Company’s principal executive offices between January 5, 2010 and February 4, 2010; however, if the Company advances the date of the meeting by more than 20 days or delays the date by more than 70 days, from May 12, 2010, then such notice must be received not earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•	Your notice must contain the specific information required by the Company’s by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of the Company’s by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing the Company’s website (www.patriotcoal.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares and we will deliver those documents to you promptly upon receiving the request. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding, by sending a written request to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141, (314) 275-3600.

Additional Filings

The Company’s Forms 10-K, 10-Q and 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. They may be accessed at the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 11, and (ii) the Report of the Compensation Committee on page 24 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

The Company is paying the cost of preparing, printing and mailing these proxy materials. The Company has engaged Georgeson Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $7,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson. The Company will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring stockholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

The Company will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008 as filed with the Commission. Any such request should be directed to Patriot Coal Corporation, Investor Relations, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141; telephone (314) 275-3600.
By Order of the Board of Directors,

Joseph W. Bean
Senior Vice President – Law & Administration,
General Counsel and Corporate Secretary

Annex A

PATRIOT COAL CORPORATION
2007 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE AND EFFECTIVE DATE

1.1 Purpose. Patriot Coal Corporation (the “Company”) hereby establishes the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (the “Plan”) to enable and encourage officers, key employees, directors, independent contractors and other service providers that serve the Company and such subsidiaries of the Company as the Administrator designates to acquire shares of common stock, $0.01 par value, of the Company (the “Common Stock”), or to receive monetary payments based on the value of such Common Stock or based on the achievement of certain goals on a basis mutually advantageous to such individuals and the Company and therefore to provide an incentive for such individuals to contribute to the success of the Company and align their interests with the interests of the Company shareholders.

1.2 Effective Date. This Plan shall be effective as of the date it is adopted by the Board of Directors of the Company (the “Board”), subject only to approval by the stockholder(s) of the Company within twelve months before or after the adoption of the Plan by the Board (which is expected to occur before the Company is spun off from Peabody Energy Corporation).

ARTICLE 2
ADMINISTRATION

2.1 Administrator. The Plan shall be administered by the Board or the Compensation Committee of the Board as determined by the Board (the “Administrator”). To the extent required by law, insofar as the Administrator is responsible for granting Awards (as defined in Article 5) to Participants (as defined in Article 4), it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the contemplation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2 Award Administration. The authority to select persons eligible to participate in the Plan, to grant Awards in accordance with Article 5 of the Plan, and to establish the timing, pricing, amount and other terms and conditions of such Awards (which need not be uniform with respect to the various Participants or with respect to different Awards to the same Participant), shall be exercised by the Administrator in its sole discretion. An Award under this Plan shall be evidenced by an Award agreement that shall set forth the terms and conditions applicable to that Award. In the event of any inconsistency between the terms of such an Award agreement and terms of this Plan, the terms of the Plan shall prevail.

2.3 Administrator Authority. Subject to the other provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan to the extent permitted by law, and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, which is made in good faith, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

ARTICLE 3
STOCK AVAILABLE UNDER PLAN

3.1 Number of Shares. Subject to the provisions of Section 6.1 (relating to adjustment for changes in capital stock), an aggregate number of two million six hundred thousand (2,600,000) shares of Common Stock of the Company shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock available for issuance under the Plan may be increased only by the Board, subject to the approval of the Company’s shareholders, in accordance with Section 9.2.

The term “Plan Maximum,” as used in the Plan, means the number of shares of Common Stock that are available for issuance under the Plan. Stock underlying outstanding Awards will reduce the Plan Maximum. Shares of Common Stock underlying expired, canceled or forfeited Awards shall be added back to the Plan Maximum. The following additional rules shall apply to shares of Common Stock underlying the specified types of Awards:

(a) Stock Options. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price and/or applicable tax withholding, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. If the Administrator approves the payment of cash to an optionee equal to the difference between the Fair Market Value and the exercise price of stock subject to an option, the number of shares with respect to which such payment is applicable shall be added back to the Plan Maximum.

(b) Stock Appreciation Rights. When a stock appreciation right is exercised and paid in shares of Common Stock, the Plan Maximum shall be reduced by the net number of shares of Common Stock issued pursuant to such exercise (rather than the gross number of shares of Common Stock underlying such Award). If a stock appreciation right is exercised for or otherwise settled in cash, the number of shares with respect to which such payment is applicable shall be added back to the Plan Maximum.

(c) Restricted Stock. Restricted Stock issued pursuant to the Plan will reduce the Plan Maximum while such stock is outstanding, even while it is subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited or is returned to the Company as part of an exchange or a restructuring of Awards granted pursuant to this Plan or to the extent the Administrator approves of the withholding of a portion of such shares to satisfy tax withholding requirements.

(d) Other Awards. If an Award that otherwise reduces the Plan Maximum is settled in cash, the number of shares with respect to which such payment is applicable shall be added back to the Plan Maximum.

3.2 Individual Award Limitation. The maximum number of shares of Common Stock or stock-based units subject to any Awards that may be granted under this Plan in any calendar year to any individual shall not exceed seven hundred and fifty thousand (750,000) shares or units (as adjusted in accordance with Section 6.1).

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

The individuals eligible to participate in the Plan consist of such officers, key employees, directors, independent contractors and other service providers of the Company or any designated subsidiary as the Administrator in its sole discretion determines (with such individuals who are selected to receive Awards referred to herein as “Participants”); provided, however, that, in the case of NQSOs and SARs, a designated subsidiary shall include only a subsidiary that would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Code Section 409A) with respect to a Participant. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or to receive the same type or amount of Awards as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

ARTICLE 5
TYPES OF AWARDS

The following benefits (“Awards”) may be granted under the Plan: (i) restricted stock (“Restricted Stock”); (ii) incentive stock options (“ISOs”); (iii) nonqualified stock options (“NQSOs”); (iv) stock appreciation rights (“SARs”); (v) performance awards (“Performance Awards”); (vi) restricted stock units (“Restricted Stock Units”); and (vii) deferred stock units (“Deferred Stock Units”), all as described below.

5.1 Restricted Stock. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock Award:

(a) The purchase price, if any, will be determined by the Administrator.

(b) The restriction period shall be established by the Administrator.

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the Participant’s service within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; (iv) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives; and (v) such other restrictions, conditions and terms as the Administrator deems appropriate. Notwithstanding the foregoing, with respect to any Restricted Stock grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, or Change of Control as the Administrator shall deem appropriate.

(d) Unless otherwise provided by the Administrator, the Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(e) Unless otherwise provided by the Administrator, the Participant shall be entitled to vote the Restricted Stock during the period of restriction.

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or whether the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

5.2 Incentive Stock Options. ISOs are options to purchase shares of Common Stock that satisfy the requirements of Code Section 422. ISOs are awarded to employees of the Company or any of its subsidiaries (as defined in Code Section 424(f)) to purchase shares of Common Stock at not less than 100% of the Fair Market Value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Company or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion or that are required to conform to the requirements of Code Section 422 (including the requirement that no ISO be exercisable more than ten years (five years if the Participant owns stock possessing more than 10% of the total combined voting power of the outstanding stock of the Company or a subsidiary) after the date the ISO is granted. Such purchase price may be paid: (i) in cash or a cash equivalent; (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months; (iii) in the discretion of the Administrator, unless otherwise prohibited by law, by using shares of Common Stock that the Participant otherwise would have received upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator); or (iv) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

The maximum number of shares of Common Stock that may be granted in the form of an ISO in any calendar year to any individual shall not exceed one hundred thousand (100,000) shares (as adjusted in accordance with Section 6.1). The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

An option agreement shall indicate on its face whether it is intended to be an agreement for an ISO or an NQSO (as described below). The grant of a stock option shall be effective on the date determined by the Administrator.

5.3 Nonqualified Stock Options. NQSOs are stock options to purchase shares of Common Stock that do not constitute ISOs and are awarded at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion; provided, however, that the purchase price with respect to any option granted under this Section 5.3 shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date the option is granted. The purchase price may be paid: (i) in cash or a cash equivalent; (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the Participant for at least six months; (iii) in the discretion of the Administrator, unless otherwise prohibited by law for the Company or the Participant, by using shares of Common Stock that the Participant otherwise would have received upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator); or (iv) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

5.4 Stock Appreciation Rights. A SAR is the right to receive all or a portion of the difference between the Fair Market Value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to the terms and conditions set forth in a SAR agreement as established by the Administrator in its sole discretion; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share that will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

5.5 Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Administrator. The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Section 5.5(b) and 5.5(c) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a “covered employee” within the meaning of Code Section 162(m) (“Covered Employee”) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5.5(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 5.5(b). Performance goals shall be objective and shall otherwise satisfy the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Covered Employee or to different Covered Employees.

(ii) Business Criteria. The Administrator shall use one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), in establishing performance goals for Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; or (15) total revenues.

(iii) Performance Period; Timing for Establishment of Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over the period(s) specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Code Section 162(m). Notwithstanding the foregoing, with respect to any Performance Award grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Performance Award is granted, subject to such accelerated vesting or lapse of restrictions on the basis of death, Disability or Change of Control as the Administrator shall deem appropriate.

(iv) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 5.5(b). The Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards. The Performance Award agreement shall specify the time and form of payment of the Performance Awards, including the six-month payment delay for specified employees, if applicable, in accordance with Code Section 409A and the regulations and other guidance in effect thereunder.

(c) Written Determinations. All determinations by the Administrator as to the establishment of performance goals and the potential Performance Awards related to such performance goals and as to the achievement of performance goals relating to such Awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Administrator may not delegate any responsibility relating to such Performance Awards.

5.6 Restricted Stock Units. A Restricted Stock Unit is a hypothetical share of Common Stock of the Company with a value equal to the Fair Market Value of a share of Common Stock. A Participant who receives a Restricted Stock Unit Award has the right to receive the value of the Restricted Stock Units, subject to the terms and conditions set forth in a Restricted Stock Unit agreement as established by the Administrator in its sole discretion. At the discretion of the Administrator, payment for Restricted Stock Units may be made in cash or shares of Common Stock of the Company, or in a combination thereof. In the case of any Restricted Stock Unit Award:

(a) The restriction period shall be established by the Administrator.

(b) Restricted Stock Units may be subject to (i) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives and (ii) such other restrictions, conditions and terms as the Administrator deems appropriate. Notwithstanding the foregoing, with respect to any Restricted Stock Unit grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date of such Restricted Stock Unit grant, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, or Change of Control as the Administrator shall deem appropriate.

(c) The Administrator may, in its discretion, provide for payments in cash or adjustment in the number of Restricted Stock Units equivalent to the dividends the Participant would have received if he or she held shares of Common Stock instead of Restricted Stock Units. Any such dividend equivalents paid in cash shall be credited to a bookkeeping account in the Participant’s name and shall be subject to all of the forfeiture provisions, vesting requirements and other restrictions, conditions and terms that apply to the Restricted Stock Units.

(d) The Restricted Stock Unit agreement shall specify the time and form of payment of the Restricted Stock Units, including the six-month payment delay for specified employees, if applicable, in accordance with Code Section 409A and the regulations and other guidance in effect thereunder.

5.7 Deferred Stock Units. A Deferred Stock Unit is a hypothetical share of Common Stock of the Company with a value equal to the Fair Market Value of a share of Common Stock. A Participant who receives a Deferred Stock Unit Award has the right to receive the value of the Deferred Stock Units, subject to the terms and conditions set forth in a Deferred Stock Unit agreement as established by the Administrator in its sole discretion. At the discretion of the Administrator, payment for Deferred Stock Units may be made in cash or shares of Common Stock of the Company, or in a combination thereof, and such payment shall be made at the time or times specified in the Deferred Stock Unit agreement. In the case of any Deferred Stock Unit Award:

(a) Deferred Stock Units may be subject to (i) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives and (ii) such other restrictions, conditions and terms as the Administrator deems appropriate.

(b) The Administrator may, in its discretion, provide for payments in cash or adjustment in the number of Deferred Stock Units equivalent to the dividends the Participant would have received if he or she held shares of Common Stock instead of Deferred Stock Units. Any such dividend equivalents paid in cash shall be credited to a bookkeeping account in the Participant’s name and shall be subject to all of the forfeiture provisions, vesting requirements and other restrictions, conditions and terms that apply to the Deferred Stock Units.

(c) The Deferred Stock Unit agreement shall specify the time and form of payment of the Deferred Stock Units, including the six-month payment delay for specified employees, if applicable, in accordance with Code Section 409A and the regulations and other guidance in effect thereunder.

(d) At the discretion of the Administrator, a Participant may elect to defer payment of a Deferred Stock Unit granted to such Participant until the earlier of a Specified Distribution Date, or, subject to the six- month delay for specified employees, the 30 days after the date the Participant incurs a Termination of Employment. All deferral elections under this Section 5.7(d) shall be submitted to the Administrator by the Participant in writing on a Deferral Election Form to be supplied and approved by the Administrator (the provisions of which Deferral Election Form are hereby incorporated herein by reference and made a part hereof) and shall be effective upon receipt and acceptance by the Administrator. A deferral election with respect to a Deferred Stock Unit shall be made not later than December 31 of the calendar year preceding the calendar year in which such Deferred Stock Unit is granted. All Deferral Election Forms filed under this Section 5.7(d) shall be irrevocable.

ARTICLE 6
AWARD ADJUSTMENT, SUBSTITUTION AND ASSUMPTION

6.1 Adjustment or Substitution. Subject to Section 6.3, in the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator shall make such substitution or adjustments in the (i) number and kind of shares that may be delivered under the Plan, (ii) additional maximums imposed in the Plan, (iii) number and kind of shares subject to outstanding Awards, (iv) exercise price of outstanding stock options and stock appreciation rights and (v) other characteristics or terms of the Awards as it may deem appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

6.2 Award Issuance or Assumption in Transaction Context. Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance of Awards or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

6.3 Code Section 409A Compliance. Any adjustment, substitution, issuance or assumption made pursuant to this Article 6 shall be made in such a manner as to ensure that, after such adjustment, substitution, issuance or assumption, the Awards continue not to be deferred compensation subject to Code Section 409A or, with respect to Awards that are already subject to Code Section 409A, so as not to violate Code Section 409A.

ARTICLE 7
TRANSFER OF AWARDS

7.1 Limited Transferability. No Award granted under the Plan to a Participant shall be transferable other than by will or the laws of descent and distribution; provided, however, that NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Awards granted under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

(a) by or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award pass by will or the laws of descent and distribution; and

(b) to the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his or her death.

7.2 Permitted Transferee. For purposes of this Article, the term “Permitted Transferee” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability Company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the Participant’s assets.

ARTICLE 8
TAXES

The Company shall be entitled to withhold or to require the Participant or other applicable person to pay the amount necessary to enable the Company to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after notice to the person entitled to receive such payment or delivery. The obligations of the Company under the Plan shall be conditioned on such withholding or payment. The person entitled to any such delivery may, unless the Administrator specifies otherwise, by notice to and upon consent of the Administrator at the time the requirement for such delivery is first established, elect to satisfy or have such withholding satisfied by (i) payment of cash equal to the withholding amount, (ii) delivery of shares of Common Stock with a Fair Market Value at the time of delivery equal to the withholding amount, (iii) reduction of the number of otherwise deliverable shares of Common Stock, with such reduction to be calculated based on the Fair Market Value of the shares on the date of delivery, or (iv) a sale (by the Company, the person or an appropriate agent) of a number of shares of Common Stock sufficient to satisfy the tax withholding requirement.

ARTICLE 9
DURATION, AMENDMENT AND TERMINATION

9.1 Duration of Plan. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date that is ten years after the date of adoption of this Plan by the Board.

9.2 Plan Amendment or Termination. The Board may amend, alter, or terminate the Plan at any time in its sole discretion, but no amendment, alteration or termination shall be made that would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except an amendment (i) made to avoid an expense charge to the Company or any of its subsidiaries, or (ii) made to permit the Company or any of its subsidiaries a deduction under the Code. No such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

9.3 Award Modification. The Administrator may amend the terms of any Award agreement previously granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent. Also, by mutual agreement between the Company and a Participant hereunder, stock options or other benefits may be granted to such Participant in substitution and exchange for, and in cancellation of, any benefits previously granted to such Participant under this Plan; provided, however, that any substitution or exchange shall be made in such a manner as to ensure that, after such substitution or exchange, the stock options or other benefits continue not to be deferred compensation subject to Code Section 409A (or, if such Awards are already subject to Code Section 409A, so as not to violate Code Section 409A). To the extent that any Award granted under the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator and, to the extent that any such Award would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards that do not so qualify) and to prescribe the terms and conditions (which need not be identical for all recipients) in respect to the grant or exercise of any such Awards under the Plan.

ARTICLE 10
MISCELLANEOUS

10.1 No Limitation on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any of its subsidiaries from adopting other or additional compensation arrangements for its employees.

10.2 Participant Representation and Share Restrictions and Legends. The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange or market on which the Common Stock is then listed and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.3 Beneficiary Designation. The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

10.4 Offset. Unless otherwise prohibited or restricted by Code Section 409A or the regulations or other guidance in effect thereunder, in which case the offset shall not occur or shall be structured to comply with Code Section 409A, any amounts owed to the Company or any of its subsidiaries by a Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value to be transferred to the Participant under this Plan or an Award agreement.

10.5 Business Decisions. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or to effectuate other similar corporate transactions.

10.6 Conformity with Rules in Foreign Jurisdictions. To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

10.7 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

10.8 Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision herein and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

10.9 Assignment. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

10.10 Employment Agreement Supersedes Award Agreement. In the event a Participant is a party to an employment agreement with the Company or a subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Participant than the Participant’s Award agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Participant is subject to potential liability under Section 16(b) of the Exchange Act, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Participant and the Company agree it shall not be controlling.

10.11 Entire Agreement. Except as provided in Section 10.10, this Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

10.12 No Right to Continued Service. A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

10.13 Disclosure Obligations. None of the Company, its subsidiaries or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material non-public information regarding the Company or any of its subsidiaries at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

10.14 Unfunded Status of Plan. This Plan is intended to be an “unfunded” plan for incentive compensation. The Administrator may authorize the creation of trusts or other arrangements to satisfy the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

10.15 Code Section 409A. Any Restricted Stock, ISO, NQSO or SAR Award granted pursuant to this Plan is intended to be exempt from the application of Code Section 409A, and the Plan and the terms of such Awards shall be interpreted accordingly. With respect to any Award granted under the Plan that constitutes “deferred compensation” under Code Section 409A, if any provision of the Plan or an Award contravenes any regulations or Treasury guidance in effect under Code Section 409A or could cause an Award to be subject to the penalties and interest under Code Section 409A, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating Code Section 409A.

10.16 Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Delaware (other than its law respecting choice of law).

ARTICLE 11
DEFINITIONS

11.1 Change of Control. Unless otherwise provided in an Award agreement, the term “Change of Control” means:

(a) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities (provided, however, that if any Person is considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to cause a change in the ownership or control of the Company);

(b) during any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d), or (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of the shareholders or a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Company is involved, other than such a transaction or series of transactions that would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Company or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

(d) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary (provided, however, that a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity of which the Company owns, directly or indirectly, 50% or more of the total value or voting power; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity of which a Person or group described in clause (C) above owns, directly or indirectly, at least 50% of the total value or voting power).

As used in this Section 11.1, the term “Person” (including a “group”), has the meaning assigned to such term for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

11.2 Deferral Election Form. The term “Deferral Election Form” means the form supplied and approved by the Administrator that the Participant submits to the Administrator to make a deferral election under Section 5.7(d).

11.3 Disability. Unless otherwise provided in an Award agreement, the term “Disability” means (a) a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) the Participant’s receipt of income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company due to any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, both as determined by the Committee.

11.4 Fair Market Value. The term “Fair Market Value” means, as of any given date, the fair market value of the Common Stock as determined by the Administrator in accordance with Code Section 409A. Unless otherwise determined by the Administrator, the Fair Market Value per share of Common Stock shall be the closing sale price per share of Common Stock on the New York Stock Exchange (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last preceding day on which a sale was reported.

11.5 Specified Distribution Date. The term “Specified Distribution Date”, as used with respect to a Deferred Stock Unit deferred by a Participant in accordance with Section 5.7(d), means the date specified by the Participant on the applicable Deferral Election Form as the date such Deferred Stock Unit shall be paid to the Participant. The Specified Distribution Date with respect to a Deferred Stock Unit must be the last business day of a calendar year following the calendar year in which such Deferred Stock Unit is granted. Notwithstanding the foregoing, (i) in the case of a Participant who is a non-employee director of the Company or any designated subsidiary, the Specified Distribution Date with respect to a Deferred Stock Unit shall not be earlier than the last business day of the second calendar year and no later than the last business day of the seventh calendar year following the calendar year in which such Deferred Stock Unit is granted and (ii) in the case of each other Participant not described in clause (i) above, such Specified Distribution Date shall be no later than the last business day of the fifth calendar year following the calendar year in which such Deferred Stock Unit is granted.

11.6 Termination of Employment. The term “Termination of Employment” means a termination of the Participant’s employment or service with the Company or its subsidiary or affiliate (regardless of the reason therefor) that constitutes a “separation from service” as defined in Code Section 409A or applicable regulations or other guidance in effect thereunder.

The undersigned hereby certifies that this Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan was adopted by the Board at its meeting on October 12, 2007.

By:	Richard M. Whiting
Title: President & Chief Executive Officer
Date: October 22, 2007

Annex B

PATRIOT COAL CORPORATION

Management Annual Incentive Compensation Plan

1. Purpose. The purpose of the Patriot Coal Corporation Management Annual Incentive Compensation Plan (the “Plan”) is to provide key employees of Patriot Coal Corporation (“Patriot”) and its affiliates with annual incentive compensation based on the level of achievement of Patriot, business unit, and individual financial and other performance criteria. The Plan is intended to focus the interests of key employees in, and reward for the achievement of, the key measures of Patriot’s success and increasing shareholder value.

Patriot is a fully-owned subsidiary of Peabody Coal Company (“Peabody”). Peabody intends to spin off Patriot into a separate publicly-owned company (the “Spinoff”) through a distribution of Patriot’s stock to designated Peabody shareholders.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Administrator” shall mean the Administrator serving in accordance with Section 8.

“Award” shall mean a cash payment made to a Participant pursuant to this Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” shall mean (i) prior to the effective date of the Spinoff, Peabody, and (ii) on and after the effective date of the Spinoff, Patriot.

“Compensation Committee” shall mean the Compensation Committee of the Board, consisting of two (2) or more members of the Board all of whom are intended to be “non-employee directors” within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder and “outside directors” within the contemplation of Section 162(m) of the Code; provided that, for purposes of Section 4(c), Compensation Committee shall mean the Compensation Committee of the Board of Directors of Patriot, the separate publicly-owned company.

“Covered Employee” shall mean, as used with respect to an Award, a Participant who, as of the last day of the taxable year in which the value of the Award is includable in the Participant’s gross income for federal income tax purposes, is a “covered employee” within the meaning of Code Section 162(m).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Participant” shall mean any employee of Patriot, on or after the effective date of the Spinoff, who is eligible to participate in accordance with Section 3 of this Plan.

“Performance-Based Exception” means the exemption in Code Section 162(m)(4)(C) for “performance-based compensation” from the one million dollar limit under Code Section 162(m) on deductible compensation.

“Performance Period” shall mean any period of at least one year designated as a Performance Period by the Administrator.

“Performance Target” shall mean an Award target that may be paid to a Participant with respect to a Performance Period if certain defined performance goals are achieved during the Performance Period.

“Transition Date” shall mean the date of the first regularly scheduled shareholder meeting of Patriot that occurs more than twelve (12) months after the effective date of the Spinoff.

3. Eligibility. The Participants in this Plan for any Performance Period shall be key employees of Patriot who are designated individually or by class to be Participants for any Performance Period by the Administrator.

Patriot Coal Corporation
Management Annual Incentive Compensation Plan

4. Awards.

(a) The Administrator shall establish performance goals for each Performance Period. The performance goals may be based on organizational business criteria, such as stock price, sales, return on equity, return on assets, return on investment, book value, expense management, earnings per share, cash flow, net income, individual performance, EBITDA, safety performance, business unit and site accomplishments; individual performance criteria; or any combination of the foregoing. The Administrator shall define such criteria at the time it establishes the performance goals.

(b) The Administrator shall also establish the Performance Target with respect to a Performance Period.

(c) The payment of an Award shall be subject to achievement of the performance goals, as certified by the Administrator in its sole discretion in writing following the completion of the Performance Period.

(d) The grant and payment of an Award under this Plan to a Participant the Administrator regards as likely to be a Covered Employee is intended to be exempt from the one million dollar limit on deductible compensation under Section 162(m) of the Code. Performance goals for the payment of an Award to a Participant who is a Covered Employee must be established by the Administrator within the time period prescribed under Section 162(m) of the Code for “performance-based compensation”. The Administrator shall also establish at such time, with respect to a Participant who is a Covered Employee, the Performance Target for the Performance Period. The Administrator shall have the power to impose any additional restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for the Performance-Based Exception.

(e) Awards that will be paid under the Plan to Covered Employees prior to the Transition Date are intended to meet the Performance-Based Exception by satisfying the transition rule set forth in Treasury Regulations § 162-27(f)(4)(iii) for compensation paid by a subsidiary that becomes a separate publicly-held corporation.

5. Form of Payment. An Award shall be paid in the form of cash in a single lump sum payment.

6. Time of Payment. An Award payable to a Participant for a Performance Period shall be paid in the calendar year following the calendar year in which the Performance Period ends (“Payment Date”), but no later than March 15 of the calendar year following the calendar year in which the Performance Period ends; provided, except to the extent expressly otherwise required by an employment agreement by and between the Participant and Patriot, that the Participant is employed by Patriot on the Payment Date. Except to the extent expressly otherwise required by an employment agreement by and between the Participant and Patriot, if a Participant is not employed with Patriot on the Payment Date, such Award shall be forfeited.

7. Other Conditions.

(a) No person shall have any claim to an Award under the Plan, and there is no obligation of uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b) The establishment of a Performance Target or the granting of an Award under the Plan shall impose no obligation on Patriot or any affiliate to continue the employment of a Participant and shall not lessen or affect Patriot’s right to terminate the employment of such Participant.

(c) No Participant may be granted cash Awards under the Plan to the extent that the maximum potential payout to such Participant under the Plan in any calendar year exceeds five million dollars ($5,000,000).

8. Plan Administration.

(a) The Administrator with respect to Awards granted to a Covered Employee shall mean the Compensation Committee. The Administrator with respect to Awards to Participants other than Covered Employees shall mean the Board, the Compensation Committee, or any person or committee authorized by the Board to establish compensation levels for such employees. The Administrator shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Administrator shall be entitled to rely on opinions, reports or statements of employees of Patriot and its affiliates and its counsel, public accountants and other professional or expert persons.

(b) The Plan shall be governed by the laws of the State of Delaware and applicable federal law.

9. Modification or Termination of Plan. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine.

10. Effective Date. The Plan shall be effective as of the date the Board approves the Plan.

11. Withholding Taxes. The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

The undersigned hereby certifies that this Plan was duly adopted by the Board at its meeting on October 12, 2007.

By:	/s/ Richard M. Whiting
Name: Richard M. Whiting
Title: President & Chief Executive Officer
Date: October 22, 2007

ANNUAL MEETING OF STOCKHOLDERS OF PATRIOT COAL CORPORATION May 12, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330030030000001000 9 051209 THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees: (see Board recommendation below): NOMINEES: FOR ALL NOMINEES O B. R. Brown O John F. Erhard WITHHOLD AUTHORITY O John E. Lushefski FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) RECOMMENDATION: The Board recommends voting “FOR” all Nominees. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Ratification of Appointment of Independent Registered Public Accounting Firm. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. 3. Approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. 4. Approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. If you vote over the Internet or by telephone, please do not mail your card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY PATRIOT COAL CORPORATION Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 12, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Patriot Coal Corporation (Patriot) to be held on May 12, 2009 at the Donald Danforth Plant Science Center, 975 North Warson Road, Saint Louis, Missouri 63132 at 10:00A.M., and at any adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in their discretion with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. If the undersigned is a participant in the Patriot Coal Corporation 401(k) Retirement Plan, this proxy/voting instruction card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in this plan and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan. The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the stockholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve; FOR ratification of Ernst & Young LLP as Patriot’s independent registered public accounting firm for 2009; (Item 2); FOR approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Item 3); and FOR approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan (Item 4). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. IMPORTANT — This proxy/voting instruction card must be signed and dated on the reverse side. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF PATRIOT COAL CORPORATION May 12, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330030030000001000 9 051209 THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees: (see Board recommendation below): NOMINEES: FOR ALL NOMINEES O B. R. Brown O John F. Erhard WITHHOLD AUTHORITY O John E. Lushefski FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) RECOMMENDATION: The Board recommends voting “FOR” all Nominees. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Ratification of Appointment of Independent Registered Public Accounting Firm. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. 3. Approval of the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. 4. Approval of the Patriot Coal Corporation Management Annual Incentive Compensation Plan. RECOMMENDATION: The Board recommends voting “FOR” the above proposal. If you vote over the Internet or by telephone, please do not mail your card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.